Exhibit 4.17

Execution Version

[***] = Certain confidential information contained in this document, marked by brackets, is omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

APH FINANCE 1, LLC,

APH FINANCE 2, LLC

and

APH FINANCE 3, LLC

AND

U.S. BANK NATIONAL ASSOCIATION, as
TRUSTEE

INDENTURE

Dated as of June 10, 2019

4.77% Series A Senior Secured Guaranteed Notes Due 2039

4833-0207-5514v29
#4833-0207-5514v26
4833-0207-5514v12

Page

ARTICLE I. DEFINITIONS	2

Section 1.1	Definitions 2

Section 1.2	Rules of Construction and Certain Other Matters 20

ARTICLE II. THE NOTES	21

Section 2.1	Forms Generally 21

Section 2.2	Authorized Amount; Note Interest Rate; Stated Maturity; Denominations 21

Section 2.3	Execution, Authentication, Delivery and Dating 22

Section 2.4	Registration, Registration of Transfer and Exchange 22

Section 2.5	Mutilated, Destroyed, Lost or Stolen Notes 24

Section 2.6	Payment of Principal and Interest, Preservation of Rights 25

Section 2.7	Cancellation 26

Section 2.8	No Gross Up 26

Section 2.9	Additional Notes 26

Section 2.10	Tax Certification 28

Section 2.11	Private Placement Number 28

ARTICLE III. CONDITIONS PRECEDENT; CERTAIN PROVISIONS RELATING TO COLLATERAL	28

Section 3.1	Conditions to Issuance of Notes 28

Section 3.2	Delivery of Pledged Obligations, Etc. 29

ARTICLE IV. SATISFACTION AND DISCHARGE	30

(continued)
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Section 4.1	Satisfaction and Discharge of Indenture 30

Section 4.2	Application of Trust Money 30

ARTICLE V. DEFAULTS AND REMEDIES	31

Section 5.1	Events of Default 31

Section 5.2	Acceleration of Maturity; Rescission and Annulment 33

Section 5.3	Collection of Indebtedness and Suits for Enforcement by Trustee 33

Section 5.4	Remedies 35

Section 5.5	Trustee May Enforce Claims Without Possession of the Notes 36

Section 5.6	Application of Money Collected 36

Section 5.7	Limitation on Suits 36

Section 5.8	Unconditional Rights of Holders of the Notes to Receive Principal and Interest 37

Section 5.9	Restoration of Rights and Remedies 37

Section 5.10	Rights and Remedies Cumulative 37

Section 5.11	Delay or Omission Not Waiver 37

Section 5.12	Control by Noteholders 38

Section 5.13	Undertaking for Costs 38

Section 5.14	Waiver of Stay or Extension Laws 38

Section 5.15	Sale of Collateral 39

Section 5.16	Action on the Notes 39

(continued)
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ARTICLE VI. THE TRUSTEE	39

Section 6.1	Certain Duties and Responsibilities 39

Section 6.2	Notice of Default 41

Section 6.3	Certain Rights of Trustee 41

Section 6.4	Not Responsible for Recitals or Issuance of the Notes 44

Section 6.5	May Hold Notes 44

Section 6.6	Money Held in Trust 44

Section 6.7	Compensation and Reimbursement 45

Section 6.8	Corporate Trustee Required; Eligibility 46

Section 6.9	Resignation and Removal; Appointment of Successor 46

Section 6.10	Acceptance of Appointment by Successor 47

Section 6.11	Merger, Conversion, Consolidation or Succession to Business of Trustee 48

Section 6.12	Co‑Trustees and Separate Trustee 48

Section 6.13	Representations and Warranties of the Trustee 49

Section 6.14	Representative for Holders of the Notes Only; Agent for all other Secured Parties 49

Section 6.15	Right of Trustee in Capacity of Registrar, Intermediary or Bank 50

ARTICLE VII. REPRESENTATIONS, WARRANTIES AND COVENANTS	50

Section 7.1	Payment of Principal and Interest 50

Section 7.2	Compliance With Laws. 50

(continued)
Page

Section 7.3	Independent Manager. 50

Section 7.4	Compliance With Constitutive Documents. 50

Section 7.5	Reserved. 51

Section 7.6	Maintenance of Books and Records; Maintenance of Office or Agency 51

Section 7.7	Money for Security Payments to be Held in Trust 51

Section 7.8	Existence of Obligors, Etc. 51

Section 7.9	Protection of Collateral 52

Section 7.10	Debt Service Coverage Ratio 52

Section 7.11	Performance of Obligations 52

Section 7.12	Negative Covenants 53

Section 7.13	No Consolidation 55

Section 7.14	No Other Business; Etc. 55

Section 7.15	Compliance with Servicing Agreement 55

Section 7.16	Information 55

Section 7.17	Rating 56

Section 7.18	Certain Tax Matters 56

Section 7.19	Additional Guarantors 57

Section 7.20	Representations Relating to Security Interests in the Collateral 58

Section 7.21	Certain Regulations 58

ARTICLE VIII. AMENDMENTS, SUPPLEMENTS AND WAIVERS	58

(continued)
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Section 8.1	Form 58

Section 8.2	Execution of Supplemental Indentures 62

Section 8.3	Effect of Supplemental Indentures 62

Section 8.4	Revocation and Effect of Consents 62

Section 8.5	Reference in Notes to Supplemental Indentures 62

Section 8.6	Effect on the Servicer 62

ARTICLE IX. REDEMPTION OF SECURITIES	63

Section 9.1	Optional Redemption 63

Section 9.2	Notice by the Issuer of Optional Redemption 63

Section 9.3	[Reserved] 64

Section 9.4	Notes Payable on Redemption Date 64

Section 9.5	Make-Whole Amount 64

ARTICLE X. ACCOUNTS, ACCOUNTINGS AND RELEASES	64

Section 10.1	Collection of Money 64

Section 10.2	Collection Accounts 65

Section 10.3	Notes Payment Account, Principal Reserve Account and Interest Reserve Account 67

Section 10.4	Accountings 68

ARTICLE XI. APPLICATION OF MONIES	69

Section 11.1	Disbursements of Monies 69

(continued)
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Section 11.2	Intraperiod Distributions 71

ARTICLE XII. GUARANTEES	72

ARTICLE XIII MISCELLANEOUS	76

Section 13.1	Form of Documents Delivered to Trustee 76

Section 13.2	Acts of the Noteholders 77

Section 13.3	Notices 77

Section 13.4	Notices to Noteholders; Waiver 77

Section 13.5	Effect of Headings and Table of Contents 78

Section 13.6	Successors and Assigns 78

Section 13.7	Severability 78

Section 13.8	Benefits of Indenture 78

Section 13.9	Governing Law 78

Section 13.10	Submission to Jurisdiction; Service of Process. 78

Section 13.11	Counterparts 79

Section 13.12	Confidential Information 79

Schedule A    Notice Information
Schedule B    Disqualified Purchaser / Permitted Transferees

Exhibit A    Form of 4.77% Series A Senior Secured Note Due 2039
Exhibit B-1     Form of Intraperiod Reports
Exhibit B-2    Form of Payment Date Reports
Exhibit C    Form of Assumption Agreement

Appendix 1    Form of Calculation Officer’s Certificate
Appendix 2    Subordination Terms

(continued)
Page

INDENTURE, dated as of June 10, 2019, among:

APH FINANCE 1, LLC a limited liability company organized under the laws of the state of Delaware (the “Issuer”), APH FINANCE 2, LLC a limited liability company organized under the laws of the State of Delaware and APH FINANCE 3, LLC a limited liability company organized under the laws of the State of Delaware; and

U.S. BANK NATIONAL ASSOCIATION, a national banking association, organized and existing under the laws of United States of America, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”).

PRELIMINARY STATEMENT

Each Obligor is duly authorized to execute and deliver this Indenture and the Issuer is duly authorized to issue the Notes as provided in this Indenture. Except as otherwise provided herein, all covenants and agreements made by each Obligor herein are for the benefit and security of the Secured Parties. Each Obligor is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of each Obligor in accordance with the terms of this Indenture have been done.

GRANTING CLAUSE

I.    Subject to the priorities and the exclusions, if any, specified below in this Granting Clause, each Obligor hereby Grants to the Trustee, for the benefit and security of each Secured Party (to the extent of its interest hereunder, including under the Priority of Payments), all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, in each case as defined in the UCC, accounts, chattel paper, deposit accounts, documents, financial assets, general intangibles, goods, instruments, investment property and other property of any type or nature in which such Obligor has an interest, including all proceeds (as defined in the UCC) with respect to the foregoing (subject to the exclusions noted below, the “Collateral”).
Such Grants and the Collateral include each Obligor’s interest in and rights under:

(a)
the Participations listed on the Schedules of Participations, as such Schedules of Participations may be modified, amended and revised subsequent to the Closing Date by the Obligors, all payments and Collections made or to be made thereon or with respect thereto, and all Participations that are delivered or credited to the Trustee or which are credited to one or more of the Accounts on or after the Closing Date, and all other property sold or contributed pursuant to the Lower Tier Transfer Agreements, and all payments and Collections made or to be made thereon or with respect thereto;

(b)
the Accounts and all other deposit accounts and securities accounts of each Obligor, including all Eligible Investments purchased with funds on deposit or held therein or credited thereto, and all funds or Financial Assets now or hereafter deposited or held therein and all income from the investment of funds therein or credited thereto, including any part thereof which consists of general intangibles relating thereto;

(c)
the Servicing Agreement, the Account Agreements, the Note Purchase Agreement, the Transfer Agreements, the Limited Indemnity Letters, the Support Letter, each other Transaction Document and each Obligor’s rights under each of them;

(d)	all money delivered to the Trustee (or its bailee);

(e)	any other property otherwise delivered to the Trustee by or on behalf of such Obligor (whether or not constituting Participations or Eligible Investments);

(f)	all Financial and Other Information;

(g)	all other tangible and intangible personal property whatsoever of such Obligor; and

(h)	all proceeds with respect to the foregoing.
Such Grants are made in trust to secure the Notes equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference of time of issuance or otherwise, except as expressly provided in this Indenture, and to secure, in accordance with the priorities set forth in the Priority of Payments, (A) the payment of all amounts due on the Notes in accordance with their terms, (B) the payment of all other sums and amounts payable under any Transaction Document to any Secured Party whether for principal, interest, fees, costs, Make-Whole Amount, if any, expenses or otherwise (including all amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code and the operation of Sections 502(b) and 506(b) thereof or any analogous provisions of any other Bankruptcy Law or other similar laws) and (C) compliance with the provisions of this Indenture, all as provided in this Indenture and each of the other Transaction Documents (collectively, the “Secured Obligations”).
Except to the extent otherwise provided herein, this Indenture shall constitute a security agreement under the laws of the State of New York applicable to agreements made and to be performed therein, for the benefit of the Secured Parties. Upon the occurrence of any Event of Default hereunder, and in addition to any other rights available under this Indenture or any other instruments included in the Collateral held for the benefit and security of the Secured Parties, the Trustee shall have all rights and remedies of a secured party on default under the laws of the State of New York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law and the terms of this Indenture, to sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public and private sale.

II.    The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the terms hereof such that the interests of the Secured Parties may be adequately and effectively protected.

ARTICLE I.

DEFINITIONS

Section 1.1    Definitions.
Except as otherwise specified herein or as the context may otherwise require, terms defined in the UCC have the same respective meanings herein. Any defined terms used herein are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. Whenever any reference is made to an amount, the determination or calculation of which is governed by Section 1.2, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of determination or calculation is expressly specified in the particular provision. All capitalized terms used but not defined herein shall have the respective meanings specified in or incorporated by reference into the Transaction Documents. The following terms used herein, including in the schedules, exhibits and appendices hereto, shall have the following meanings:

“Account Agreements”: (i) With respect to the Collection Accounts, the Blocked Account Control Agreement and (ii) with respect to the U.S. Bank Accounts, an account control agreement dated on or about the date hereof, by and among the Obligors, the Trustee and the Intermediary.
“Accounts”: The Collection Accounts and the U.S. Bank Accounts.
“Act”: The meaning specified in Section 13.2(a).

“Additional Interest”: The Initial Notes Additional Interest and any Additional Notes Additional Interest.

“Additional Issuance”: The meaning specified in Section 2.9(a).

“Additional Notes”: Notes, other than the Initial Notes, issued under a supplemental indenture to this Indenture in accordance with the terms of this Indenture.

“Additional Notes Additional Interest”: The meaning specified in Section 2.2.

“Additional Notes Interest Reserve Amount”: An amount equal to the aggregate amount of interest (excluding Additional Interest) expected to accrue on the Additional Notes during the twelve month period following the issue date of such Additional Notes.

“Additional Participations”: The Participations sold and contributed to each Obligor by any Funding Company after the Closing Date pursuant to the applicable Lower Tier Transfer Agreement.

“Administrative Expense Cap”: An amount annually for the year ending on the first anniversary of the Closing Date and each year ending on each subsequent anniversary thereof equal to (a) with respect to Administrative Expenses paid to any Person other than the Trustee, $[***] and (b) with respect to Administrative Expenses paid to the Trustee only, $[***] prior to the occurrence of an Event of Default. After the occurrence of an Event of Default that is continuing, the Administrative Expense Cap in clause (b) above shall not apply. If the Administrative Expense Cap is reached during any annual period, all further amounts payable under the Priority of Payments that are subject to the Administrative Expense Cap and that are incurred by the applicable party within such annual period will be payable to such party pursuant to clause (a)(6)(A) of the Priority of Payments and, if not paid, will become payable without interest pursuant to clause (a)(2) of the Priority of Payments (as applicable) during the following annual period (subject to the Administrative Expense Cap for such following period).

“Administrative Expenses”: Amounts due or accrued (including indemnities) with respect to any Payment Date and payable in the following order to:

(i)    ratably, indemnities and expenses payable to the Noteholders by the Obligors under the Note Purchase Agreement or to the Trustee under this Indenture (including all amounts in respect of compensation and reimbursement pursuant to Section 6.7, but excluding the Trustee Fee), to the Intermediary and to the Bank in each of its capacities,

(ii)    fees, indemnities and expenses payable to the Independent Managers pursuant to the Constitutive Documents of each Obligor in respect of services provided to each such Obligor by the Independent Managers thereunder,

(iii)    fees and expenses payable to the Rating Agency in connection with any rating of the Notes,

(iv)    expenses and indemnities (other than the Servicing Fees) payable to the Servicer under the Servicing Agreement, including legal fees and expenses of counsel to the Servicer,

(v)    the agents and counsel of the Obligors for fees, including retainers, and expenses, and

(vi)    without duplication, any Person in respect of any other reasonable fees or expenses of the Obligors (including in respect of any indemnity obligations, if applicable) not provided for under clauses (i) through (v) but excluding principal of, Make-Whole Amount, if any, and interest on the Notes, approved by the Obligors (which may delegate such approval authority to the Servicer) and not prohibited under this Indenture.

“Affiliate” or “Affiliated”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in subclause (i) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to otherwise direct or cause the direction of the management and policies of such Person whether by contract or otherwise. With respect to each Obligor, this definition shall exclude (x) the Independent Managers, their Affiliates and any other special purpose vehicle to which the Independent Managers are or will be providing administrative services, as a result solely of the Independent Managers acting in such capacity or capacities and (y) any funds or accounts managed by Apollo and its Affiliates and any of such managed funds’ or accounts’ portfolio companies.

“Aggregate Outstanding Amount”: When used with respect to any or all of the Notes, the aggregate unpaid principal of such Notes Outstanding on the date of determination.

“APH 1 Collection Account”: The trust account defined in Section 10.2.

“APH 1-3 Master Collection Account”: The trust account defined in Section 10.2.

“APH 2 Collection Account”: The trust account defined in Section 10.2.

“APH 3 Collection Account”: The trust account defined in Section 10.2.

“Apollo” means Apollo Global Management, LLC and any successor thereto.

“Apollo Interim Holders” or “Apollo Interim Holder”: (a) Individually, certain entities affiliated with Apollo that held any Upstream Transferred Asset prior to the transfers under the Transfer Agreements and (b) collectively, each of the foregoing.

“Asset Coverage Event”: Shall have occurred if on any date of determination, the Debt to Asset Ratio on such date is greater than or equal to [***]%. The occurrence of an Asset Coverage Event in relation to a Determination Date shall be determined as of the immediately preceding Collection Period End Date.

“Authorized Officer”: With respect to each Obligor, its sole member or any other Person who is authorized to act for such Obligor in matters relating to, and binding upon, such Obligor. With respect to the Servicer, any officer, employee or agent of the Servicer who is authorized to act for the Servicer in matters relating to, and binding upon, the Servicer with respect to the subject matter of the request, certificate or order in question. With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. With respect to any other Person, any officer, employee or agent of such Person who is authorized to act for such Person in matters relating to, and binding upon, such Person with respect to the subject matter of the request, certificate or order in question. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Bank”: U.S. Bank National Association, in its individual capacity and not as Trustee, and any successor thereto.

“Bankruptcy Code”: The United States Bankruptcy Code, as set forth in Title 11 of the United States Code, as amended.

“Bankruptcy Law”: The Bankruptcy Code and each other similar law applicable to any Obligor, the Collateral or the transactions contemplated by the Transaction Documents.

“Blocked Account Control Agreement”: The blocked account control agreement dated on or about the date hereof, by and among the Obligors, the Trustee and the Intermediary.

“Business Day”: Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or in the city in which the Corporate Trust Office of the Trustee is located (which as of the Closing Date is Boston, Massachusetts and St. Paul, Minnesota).

“Calculation Officer’s Certificate”: An Officer’s Certificate signed by an Authorized Officer of the Issuer substantially in the form of Appendix 1 setting forth the Debt Service Coverage Ratio and Debt to Asset Ratio calculations and a description of the calculations, including supporting documentation.

“Called Principal”: With respect to any Note, the principal of such Note that is to be redeemed pursuant to Section 9.1.

“Canadian Person”: A Person resident, organized or incorporated in Canada.

“Certificate of Authentication”: The Trustee’s certificate of authentication on any Note.

“Certificated Security”: The meaning specified in Article 8 of the UCC.

“Change of Control”: Any of (a) the failure of the Funding Companies to directly own and control 100% of the limited liability company interests of the Issuer and the Guarantors, (b) the failure of any Funding Company to directly own and control 100% of the limited liability company interests of the corresponding Obligor it owns and controls on the Closing Date to the extent such failure would be reasonably expected to have material adverse tax consequences for the Holders or (c) any Funding Company ceases to be indirectly controlled by Apollo or one or more of its Affiliates.

“Closing Date”: June 10, 2019.

“Closing Date Certificate”: A certificate of an Authorized Officer of the Issuer delivered on the Closing Date pursuant to Section 3.1(c).
“Code”: The United States Internal Revenue Code of 1986, as amended.

“Collateral”: The meaning specified in the Granting Clause.

“Collection Accounts”: The APH 1 Collection Account, the APH 2 Collection Account, the APH 3 Collection Account, the APH 1-3 Master Collection Account and any additional collection account established after the Closing Date.

“Collection Period”: (i) With respect to any Interest Payment Date, the period commencing on the second immediately preceding Collection Period End Date (or in the case of the Collection Period relating to the first Interest Payment Date, commencing on the Closing Date) and ending on (but excluding) the immediately preceding Collection Period End Date and (ii) with respect to the Stated Maturity, the period commencing on the immediately preceding Collection Period End Date and ending on (and including) the Business Day immediately preceding the Stated Maturity.

“Collection Period End Date”: Each March 31, June 30, September 30 and December 31 occurring after the Closing Date and prior to the Stated Maturity, commencing September 2019.

“Collections”: With respect to any Collection Period, all cash, securities or other property, and all setoffs and recoupments, received or effected by or for the account of any Funding Company in respect of a Covered Distribution Interest (whether for profits, dividends, partnership or other entity distributions, principal, interest, fees, reimbursement obligations or otherwise), including all securities, interest, profits, dividends, and other property that may be exchanged for, or distributed or collected with respect to any of the foregoing and capital contributions received by any Obligor.

“Competitor”: Any Person other than Apollo and its Affiliates and their respective portfolio companies that provides investment advice (or acts as general partner) to Private Equity Funds, except “Competitor” shall not include any Permitted Transferee or any Purchaser or any Affiliate thereof unless any such Permitted Transferee or Purchaser or Affiliate thereof is acquired after the Closing Date by a Competitor, at which point such Permitted Transferee, Purchaser or Affiliate shall be deemed a Competitor for all purposes hereunder.

“Confidential Information”: The meaning specified in Section 13.12.

“Constitutive Documents”: (i) With respect to any corporation or company, its certificate, memorandum or articles of incorporation, organization or association, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles or certificate of formation or organization, as amended, and its operating agreement or limited liability company agreement, as amended. In the event any term or condition of this Indenture or any other Transaction Document requires any Constitutive Document to be certified by a secretary of state or similar governmental official, the reference to any such Constitutive Document shall only be to a document of a type customarily certified by such governmental official.

“Control”: The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Conveyance Date”: The meaning specified in the Lower Tier Transfer and Contribution Agreement.

“Corporate Trust Office”: With respect to the Trustee, the principal corporate trust office of the Trustee where it administers its trust activities, which office at the date hereof is located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107, Attn: GSF – APH Finance 1 LLC, provided that for Note transfer and exchange purposes, the principal corporate trust office at the date hereof is located at 111 Fillmore Avenue, St. Paul, Minnesota 55107, Attn: Bondholder Services – APH Finance 1, LLC, or such other address as the Trustee may designate from time to time by notice to the Holders, the Servicer and the Obligors, or the principal corporate trust office of any successor Trustee.

“Covered Distribution Interest”: The meaning specified in the Lower Tier Transfer and Contribution Agreement.

“Current Purchase Amount”: On any date on which distributions are made or to be made by the Issuer to APH Funding 1, LLC, the amount of such distribution that will be used within not more than five Business Days after the making of such distribution by APH Funding 1, LLC to fund unfunded commitments in respect of one or more of APH Funding 1, LLC’s Upstream Transferred Assets to create Additional Participations.

“Debt Service Coverage Ratio”: As of any date of determination, the ratio of (I)(a) the aggregate amount of cash Collections received for the four immediately preceding Collection Periods minus (b)(i) the aggregate amount of Senior Fees to be paid on such Interest Payment Date plus (ii) the aggregate amount of Senior Fees paid on the three immediately preceding Interest Payment Dates to (II)(a) the aggregate amount to be paid on such Interest Payment Date under Section 11.1(a)(4) plus (b) the aggregate amount paid under Section 11.1(a)(4) on the three immediately preceding Interest Payment Dates. For the avoidance of doubt, Senior Fees for purposes of the calculation of the Debt Service Coverage Ratio on any Interest Payment Date shall not include (i) the Servicing Fee for such Interest

Payment Date if payment of such fee is waived by the Servicer for such date or (ii) the Servicing Fee for any of the three immediately preceding Interest Payment Dates if payment of such fee was waived by the Servicer for such date.

“Debt to Asset Ratio”: At any time, the ratio of (a) the Aggregate Outstanding Amount of the Notes at such time to (b) the sum of (I) the outstanding aggregate amount of Eligible Investments held in the Accounts at such time plus (II) the aggregate fair value of the other Collateral taken as a whole (excluding Eligible Investments counted in (I)) at such time, as determined by the Servicer based on the average of the two most recent financial statements provided pursuant to Section 7.16(a) or (b), as applicable (subject to adjustment in good faith by the Servicer for subsequent investment and realization activity, including any new Collateral credited to the Obligors on such date).

“Default”: Any event or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Default Rate”: An interest at a rate per annum equal to (a) 2.00% plus (b) the rate otherwise then applicable to the Notes.

“Deliver” or “Delivered” or “Delivery”: The taking of the following steps:

(a)
in the case of each Certificated Security or Instrument, causing (i) the delivery of such Certificated Security or Instrument to the Intermediary registered in the name of the Intermediary or its affiliated nominee, (ii) the Intermediary to continuously identify on its books and records that such Certificated Security or Instrument is credited to the relevant Account and (iii) the Intermediary to maintain continuous possession of such Certificated Security or Instrument;

(b)
in the case of each Uncertificated Security, (i) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Intermediary and (ii) causing the Intermediary to continuously identify on its books and records that such Uncertificated Security is credited to the relevant Account;

(c)
in the case of any Financial Asset that is maintained in book-entry form on the records of a Federal Reserve Bank, causing (i) the continuous crediting of such Financial Asset to a securities account of the Intermediary at any Federal Reserve Bank and (ii) the Intermediary to continuously identify on its books and records that such Financial Asset is credited to the relevant Account;

(d)
in the case of cash, causing (i) the transfer of such cash to the Intermediary, (ii) the Intermediary to agree to treat such cash as a Financial Asset and (iii) the Intermediary to continuously identify on its books and records that such Financial Asset is credited to the relevant Account;

(e)
in the case of each Financial Asset not covered by the foregoing clauses (a) through (c), causing (i) the transfer of such Financial Asset to the Intermediary in accordance with applicable law and regulation and (ii) the Intermediary to continuously identify on its books and records that such Financial Asset is credited to the relevant Account;

(f)	in the case of each general intangible, notifying the obligor thereunder, if any, of the Grant to the Trustee (unless no applicable law requires such notice); and

(g)	in all cases, the filing of an appropriate Financing Statement in the appropriate filing office in accordance with the UCC as in effect in any relevant jurisdiction.
“Determination Date”: With respect to each Interest Payment Date and any other applicable Payment Date, the fifth Business Day immediately preceding such Payment Date.

“Discounted Value”: With respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Redemption Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Disqualified Purchaser”: Any Person specified in Part B of Schedule B attached hereto, any Competitor, and any Affiliate of the foregoing (i) whose name is recognizably related to said Person or (ii) is otherwise actually known by the Issuer to be related to said Person.

“Dollar”, “USD” or “$”: A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“Eligible Investment”: (a) Dollars and (b) any investment denominated in Dollars that, at the time it, or evidence of it, is delivered to the Trustee, is one or more of the following obligations or securities which may be investments for which the Trustee or an Affiliate of the Trustee provides services and receives compensation therefor and which matures (or is payable on demand) (x) in the case of APH 1 Collection Account, APH 2 Collection Account and APH 3 Collection Account, on the Business Day prior to the next Collection Period End Date, (y) in the case of the APH 1-3 Master Collection Account, the Interest Reserve Account and the Principal Reserve Account, on the Business Day prior to the next Determination Date and (z) in the case of the Notes Payment Account, the next Business Day: (i) (A) direct Registered obligations (1) of the United States or (2) the timely payment of principal and interest on which is fully and expressly guaranteed by the United States and (B) Registered obligations (1) of any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States or (2) the timely payment of principal and interest on which is fully and expressly guaranteed by such an agency or instrumentality, in each case if such agency or instrumentality has the Eligible Investment Required Ratings; (ii) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by any United States federal or state depository institution or trust company that has the Eligible Investment Required Ratings, the commercial paper and/or the debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings; (iii) commercial paper or other short-term obligations having at the time of such investment ratings that satisfy the Eligible Investment Required Ratings; and (iv) Registered money market funds having at all times a long-term credit rating of “AAAm” or “AAAm-G” by S&P and a long-term credit rating of “Aaa-mf” by Moody’s, provided, that Eligible Investments shall not include (a) any interest-only security, any security purchased at a price in excess of 100% of the par value thereof or any security whose repayment is subject to substantial non-credit related risk as determined in the sole judgment of the Servicer, (b) any security whose rating assigned by S&P includes the subscript “f,” “p,” “q,” “pi,” “r,” “t” or “sf,” (c) any security that is subject to an offer by the issuer or borrower thereof or by any other Person made to all of the holders thereof to (1) purchase or otherwise acquire such Eligible Investment or (2) to exchange such Eligible Investment for any other security, debt obligation, cash or other property (other than, in any case, pursuant to any redemption in accordance with the terms of the underlying instrument or for the purpose of registering the security or debt obligation), (d) any other security that is an asset the payments on which are subject to withholding tax if owned by the Obligors unless the issuer or obligor or other Person (and guarantor, if any) of such other security is required to make “gross-up” payments that cover the full amount of any such withholding taxes, (e) any security that is secured by real property, (f) any security that is secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities, (g) any security that is represented by a certificate of interest in a grantor trust or (h) any security that is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action.

“Eligible Investment Required Ratings” means (a) if such obligation or security (i) has both a long-term and a short-term credit rating from Moody’s, such ratings are “Aa3” or higher (not on credit watch for possible downgrade) and “P-1” (not on credit watch for possible downgrade), respectively, (ii) has only a long-term credit rating from Moody’s, such rating is at least equal to or higher than the current Moody’s long-term ratings of the United States government and (iii) has only a short-term credit rating from Moody’s, such rating is “P-1” (not on credit watch for possible downgrade) and (b) a long-term debt rating of at least “A+” by S&P or a long-term debt rating of at least “A” by S&P and a short-term debt rating of at least “A-1” by S&P or (c) a long-term debt rating of at least “A+” by KBRA or a long-term debt rating of at least “A” by KBRA and a short-term debt rating of at least “K1” by KBRA.

“Eligible Transferee”: The meaning specified in Section 2.4.

“Entitlement Order”: The meaning specified in Article 8 of the UCC.
“Event of Default”: The meaning specified in Section 5.1.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.

“Exclusion Event”: Shall have occurred upon written notification to the Trustee of Apollo’s determination under the Support Letter that any Successor Fund Interest in respect of Apollo Investment Fund IX, L.P. (or any of its alternate investment vehicles) satisfies the Exclusion Criteria, provided that an Exclusion Event shall be deemed not to have occurred if on or prior to the Exclusion Event Consent Date the Majority Noteholders shall have provided an Exclusion Event Consent.

“Exclusion Event Consent”: With respect to any Exclusion Event, a determination by the Majority Noteholders that such Exclusion Event shall not result in a Rapid Amortization Event.

“Exclusion Event Consent Date”: With respect to any Exclusion Event, the date that is six months following such Exclusion Event.

“Financial and Other Information”: With respect to each Participation, the Intraperiod Reports and the Payment Date Reports.

“Financial Asset”: The meaning specified in Article 8 of the UCC.

“Financing Statement”: The meaning specified in Article 9 of the Uniform Commercial Code in the applicable jurisdiction.

“Full Cash Trap Event”: Shall have occurred (i) on any Interest Payment Date, if the Debt Service Coverage Ratio for such Interest Payment Date, as determined on the applicable Determination Date, is less than [***]:1.00 as set forth in a Calculation Officer’s Certificate delivered to a Trust Officer of the Trustee on or prior to such Interest Payment Date, provided that such event shall be deemed not to have occurred if, on or prior to the applicable Determination Date, the Obligors shall have received sufficient cash equity contributions from their respective Funding Companies such that, if such contributions were treated as additional Collections during the immediately preceding Collection Period, the Debt Service Coverage Ratio for such Interest Payment Date would have been equal to or greater than [***]:1.00 as set forth in a Calculation Officer’s Certificate delivered to a Trust Officer of the Trustee on or prior to each Interest Payment Date and (ii) on any Interest Payment Date after the Reinvestment Period.

“Funding Companies” or “Funding Company”: (a) Individually, each of APH Funding 1, LLC, APH Funding 2, LLC and APH Funding 3, LLC and any New Funding Company and (b) collectively, each of the foregoing.

“GAAP” means generally accepted accounting principles in the United States of America.
“Grant” or “Granted”: To grant, bargain, sell, alienate, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set off against. A Grant of property shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect and receive principal and interest payments in respect thereof, and all other amounts payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring legal or other proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Guarantor” or “Guarantors”: (a) Individually, each of APH Finance 2, LLC and APH Finance 3, LLC and any New Finance Company and (b) collectively, each of the foregoing.

“Holder” or “Noteholder”: With respect to any Note, the Person in whose name such Note is registered in the Register, or for purposes of voting and determinations hereunder, if such Person is a nominee, then the beneficial owner thereof.

“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”: As to any Person, any other Person (including a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material financial interest (direct or indirect) in such Person or in any Affiliate of such Person, (ii) is not connected with such Person as an officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions and (iii) is not Affiliated with a firm that fails to satisfy the criteria set forth in clauses (i) and (ii) above. “Independent” when used with respect to any accountant may include an accountant who audits the books of any Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such

Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

“Independent Manager”: A natural person who (a) for the five-year period prior to his or her appointment as “Independent Manager” has not been, and during the continuation of his or her service as such Independent Manager is not: (i) an employee, director, stockholder, member, manager, partner or officer of any Obligor or any of their Affiliates (other than his or her service as an independent director or independent manager of Affiliates of any of the Obligors that is structured to be “bankruptcy remote” in a manner substantially similar to such Obligor, provided that in no case may an employee of Apollo or any of its portfolio companies serve as an Independent Manager); (ii) a customer or supplier of any Obligor or any of its Affiliates (other than a supplier of his or her service as an independent director or independent manager of any Obligor or such Affiliate); or (iii) any member of the immediate family of a person described in clause (i) or (ii) above; and (b) has (i) prior experience as an independent director or independent manager for a corporation, limited liability company or limited partnership whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, limited liability company, or limited partnership could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy; and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Initial Interest Reserve Amount”: An amount equal to the aggregate amount of interest expected to accrue on the Initial Notes during the [***] months following the Closing Date, and as specified as such in the Closing Date Certificate.

“Initial Notes”: The Series A Senior Secured Notes issued under this Indenture on the Closing Date.

“Initial Notes Additional Interest”: The meaning specified in Section 2.2.

“Initial Participations”: The Initial Participations sold or contributed to each Obligor from the respective Funding Company on the Closing Date pursuant to the applicable Lower Tier Transfer Agreement.

“Instrument”: The meaning specified in Article 9 of the UCC.
“Interest Payment Date”: The 7th day of April, July, October and January of each calendar year (or, if such day is not a Business Day, the next succeeding Business Day), commencing in October 2019.

“Interest Reserve Account”: The trust account defined in and established pursuant to Section 10.3(c).

“Interest Reserve Amount”: At any time, an amount equal to the aggregate amount of interest (excluding Additional Interest) expected to accrue on the Notes during the [***]-month period following such time.

“Interest Reserve Application Amount”: The meaning specified in Section 10.3(c).

“Intermediary”: U.S. Bank National Association.

“Intraperiod Distribution”: The meaning specified in Section 11.2.

“Intraperiod Report”: The meaning specified in Section 10.4(a).

“Investment Company Act”: The United States Investment Company Act of 1940, as amended.
“Investment Fund”: Any partnership or other entity existing under and governed by Investment Fund Documents that is listed on Schedule A to the Lower Tier Transfer Agreement (as updated and supplemented from time to time).

“Issuer”: The meaning specified in the preamble.

“Issuer Order”: A written order or request dated and signed in the name of the Issuer by an Authorized Officer of the Issuer or by an Authorized Officer of the Servicer, as the context may require or permit.

“KBRA”: Kroll Bond Rating Agency or any successor to the ratings business thereof.

“Limited Indemnifier”: With respect to each Obligor, the related Funding Company.

“Limited Indemnity Letters”: The Limited Indemnity Letters, each dated on or around the Closing Date between a Limited Indemnifier and the related Issuer and each corresponding document delivered in connection with a successor fund as required by any supplemental indenture.

“Lower Tier Transfer Agreements”: The Lower Tier Transfer and Contribution Agreement I, dated as of the Closing Date, between APH Finance 1, LLC and APH Funding 1, LLC, the Lower Tier Transfer and Contribution Agreement II, dated as of the Closing Date, between APH Finance 2, LLC, APH Funding 2, LLC and the Lower Tier Transfer and Contribution Agreement III, dated as of the Closing Date, between APH Finance 3, LLC and APH Funding 3, LLC and each other lower tier transfer and contribution agreement entered into after the Closing Date between a Finance Company (as defined in the Support Letter) and a Funding Company.

“Majority”: With respect to the Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes.

“Make-Whole Amount”: (i) for the period beginning on the Closing Date and ending on (but excluding) June 10, 2024, with respect to any Note, an amount equal to the greater of (x) the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero, and (y) 2.00% of the amount of the Called Principal, (ii) for the period beginning on June 10, 2024 and ending on (but excluding) June 10, 2026, an amount equal to 2.00% of the amount of the Called Principal, (iii) for the period beginning on June 10, 2026 and ending on (but excluding) June 10, 2027, an amount equal to 1.00% of the amount of the Called Principal and (iv) thereafter, an amount equal to 0.00% of the amount of the Called Principal.

“Material Action”: To (i) file or consent to (or determine to acquiesce in) the filing of any bankruptcy, insolvency or reorganization petition under any applicable federal, state or other law relating to a bankruptcy naming an Obligor as debtor or other initiation of bankruptcy or insolvency proceedings by or against an Obligor, or otherwise seek, with respect to an Obligor, relief under any laws relating to the relief from debts or the protection of debtors generally; (ii) seek or consent to (or determine to acquiesce in) the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for an Obligor or all or any portion of its properties; (iii) make or consent to any assignment for the benefit of an Obligor’s creditors; (iv) admit in writing the inability of an Obligor to pay its debts generally as they become due; (v) consent to substantive consolidation of an Obligor with any owner of equity interests of such Obligor; (vi) amend or alter or otherwise modify or remove all or any part of the Special Purpose Vehicle Provisions of the Constitutive Documents of an Obligor; or (vii) amend, alter or otherwise modify or remove all or any part of the definition of “Independent Manager” or the definition of “Material Action” in the Constitutive Documents of an Obligor.

“Material Adverse Effect”: A material adverse effect on and/or material adverse developments with respect to (i) the business, operations, properties or assets of (x) the Obligors taken as a whole or (y) the Obligors, Funding Companies and the Servicer taken as a whole, (ii) the ability of any Obligor to fully and timely perform its obligations under any of the Transaction Documents, (iii) the legality, validity, binding effect or enforceability against any Obligor of a Transaction Document to which it is a party or (iv) the rights, remedies and benefits available to, or conferred upon, the Trustee or any Noteholder under any Transaction Document.

“Maturity”: With respect to any Note, the date on which any unpaid principal or notional amount, as applicable, of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Memorandum”: The meaning specified in the Note Purchase Agreement.

“Moody’s”: Moody’s Investors Service, Inc. and any successor or successors thereto.

“Non-Call Date”: (a) with respect to the Initial Notes, the period from the Closing Date to (but excluding) June 10, 2024 and (b) with respect to any Additional Notes, the period from issuance of the Additional Notes to (but excluding) the date specified in the applicable indenture supplement.

“Note Purchase Agreement”: The Note Purchase Agreement dated on or around the Closing Date between the Purchasers and the Obligors relating to the purchase of the Initial Notes.

“Notes”: The Initial Notes and any Additional Notes.

“Notes Payment Account”: The trust account defined in and established pursuant to Section 10.3(a).

“Obligors”: The Issuer and the Guarantors.

“Officer’s Certificate”: With respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Opinion of Counsel”: A written opinion addressed to the Trustee, in form and substance reasonably satisfactory to the Trustee, of a nationally or internationally recognized law firm or an attorney admitted to practice (or law firm, one or more of the partners of which are admitted to practice) before the highest court of any State of the United States or the District of Columbia or other applicable jurisdiction, which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Obligors or the Servicer and which attorney or firm shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and otherwise satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Trustee or shall state that the Trustee shall be entitled to rely thereon.

“Optional Redemption”: Any redemption of Notes pursuant to Article IX.

“Outstanding”: With respect to the Notes, as of any date of determination, all of such Notes, theretofore authenticated and delivered under this Indenture except:

(a)    Notes theretofore cancelled by the Registrar or delivered to the Registrar for cancellation or registered in the Register on the date that the Trustee provides notice to Holders pursuant to Section 4.1 that this Indenture has been discharged;

(b)    Notes or, in each case, portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably transferred to the Trustee in trust for the Holders of such Notes and notice of such redemption has been duly given pursuant to this Indenture;

(c)    Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Trustee is presented that any such original Notes are held by a Protected Purchaser;

(d)    Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.5 of this Indenture; or

(e)    in determining whether the Holders of the requisite Outstanding amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by any Obligor, the Servicer or any Affiliate of an Obligor or the Servicer shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Trust Officer of the Trustee has actual knowledge are so owned shall be so disregarded (receipt by a Trust Officer of the Trustee of an Officer’s Certificate providing that such Notes are owned by an Obligor, the Servicer or any of their respective Affiliates shall be conclusive evidence of such knowledge).

“Paid in Full” or “Payment in Full”: (i) With respect to a payment on the Notes, an amount equal to the Aggregate Outstanding Amount of the Notes, together with all accrued and unpaid interest (excluding Additional Interest) and the Make-Whole Amount (if any), (ii) with respect to a transfer to the Principal Reserve Account pursuant to Section 11.1(a)(6), an amount equal to the amount that would be paid pursuant to clause (i) of this definition as if such transfer was deemed a payment on the Notes and (iii) with respect to payment of the Secured Obligations, the payment in full in cash of all such Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

“Partial Cash Trap Event”: Shall have occurred if on any Interest Payment Date, the Debt Service Coverage Ratio for such Interest Payment Date, as determined on the applicable Determination Date, is less than [***]:1.00 as set forth in a Calculation Officer’s Certificate delivered to a Trust Officer of the Trustee on or prior to such Interest Payment Date, provided that such event shall be deemed not to have occurred if, on or prior to the applicable Determination Date, the Obligors shall have received sufficient cash equity contributions from their respective Funding Companies such that, if such contributions were treated as additional Collections during the immediately preceding Collection Period, the Debt Service Coverage Ratio for such Interest Payment Date would have been equal to or greater than [***]:1.00 as set forth in a Calculation Officer’s Certificate delivered to a Trust Officer of the Trustee on or prior to each Interest Payment Date.

“Participation” or “Participations”: The Initial Participations and the Additional Participations.

“Payment Date”: Any Interest Payment Date, any Redemption Date or the Stated Maturity.
“Payment Date Report”: The meaning specified in Section 10.4(b).

“PBGC”: The United States Pension Benefit Guaranty Corporation.

“Permitted Transferee”: Any Person specified in Part A of Schedule B attached hereto and any Affiliate thereof whose name is recognizably related to such Person and that has been in operation for at least three years.

“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), bank, unincorporated association or government or any agency or political subdivision thereof or any other entity of a similar nature.

“Pledged Obligations”: On any date of determination, the Participations and the Eligible Investments owned by the Obligors.

“Principal Balance”: As of any date of determination, with respect to any Eligible Investment or cash, the balance of such Eligible Investment or cash.

“Principal Reserve Account”: The trust account defined in and established pursuant to Section 10.3(b).

“Priority of Payments”: The meaning specified in Section 11.1.

“Private Equity Funds”: Any collective investment vehicle or account that pursues private equity investments.

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Pro Forma Effect”: For purposes of calculating the Debt Service Coverage Ratio in connection with any issuance of Additional Notes, the Debt Service Coverage Ratio shall be calculated on a pro forma basis for the immediately preceding Interest Payment Date by calculating the ratio of (I)(a)

the aggregate amount of cash Collections received for the four immediately preceding Collection Periods with respect to which a corresponding Interest Payment Date has occurred minus (b) the aggregate amount of Senior Fees paid on the immediately preceding four Interest Payment Dates to (II) the aggregate amount that would have been paid on the four immediately preceding Interest Payment Dates under Section 11.1(a)(4) if such Additional Notes had been issued on the first day of the first applicable Collection Period.

“Protected Purchaser”: The meaning specified in Article 8 of the UCC.

“Purchasers”: With respect to the Initial Notes, the Persons identified on the “Purchaser Schedule” to the Note Purchase Agreement and any “Substitute Purchaser” as defined in the Note Purchase Agreement and, with respect to any Additional Notes, the Persons identified on the “Purchaser Schedule” to the note purchase agreement relating to such Additional Notes and any “substitute purchaser” as defined in the note purchase agreement relating to such Additional Notes.

“Qualified Institutional Buyer”: Any Person that at the time of its acquisition, purported acquisition or proposed acquisition of Notes is a “qualified institutional buyer” within the meaning of Rule 144A, including any Person owned exclusively by “qualified institutional buyers”.

“Qualified Purchaser”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes, is a “qualified purchaser” for purposes of the Investment Company Act, including any Person owned exclusively by “qualified purchasers”.

“Rapid Amortization Asset Coverage Event”: Shall have occurred on any Interest Payment Date if (i) on the applicable Interest Payment Date the Debt to Asset Ratio is greater than [***]% and (ii) the Debt to Asset Ratio was greater than [***]% on the immediately preceding Interest Payment Date after giving effect to amounts paid in accordance with the Priority of Payments.

“Rapid Amortization Event”: Shall have occurred if on any Interest Payment Date (i) the Debt Service Coverage Ratio for such Interest Payment Date, as determined on the applicable Determination Date, is less than [***]:1.00 as set forth in a Calculation Officer’s Certificate delivered to a Trust Officer of the Trustee on or prior to such Interest Payment Date, provided that such event shall be deemed not to have occurred if, on or prior to the applicable Determination Date, the Obligors shall have received sufficient cash equity contributions from their respective Funding Companies such that, if such contributions were treated as additional Collections during the immediately preceding Collection Period, the Debt Service Coverage Ratio for such Interest Payment Date would have been equal to or greater than [***]:1.00 as set forth in a Calculation Officer’s Certificate delivered to a Trust Officer of the Trustee on or prior to each Interest Payment Date or (ii) any Exclusion Event has occurred and is continuing following the occurrence of the Exclusion Event Consent Date in respect of such Exclusion Event.

“Rating Agency”: [***].

“Redemption Date”: Any Business Day specified for a redemption of the Notes pursuant to Section 9.1.

“Redemption Price”: The meaning specified in Section 9.1.

“Register”: The register maintained by the Trustee or any Registrar with respect to the Notes pursuant to Section 2.4.

“Registered”: A debt obligation that is issued after July 18, 1984 and that is in registered form within the meaning of Section 881(c)(2)(B)(i) of the Code and the United States Treasury regulations promulgated thereunder.

“Registrar”: The meaning specified in Section 2.4(a).

“Reinvestment Period”: (a) with respect to the Initial Notes, the period from the Closing Date to (but excluding) July 7, 2029 and (b) with respect to any Additional Notes, the period from issuance of the Additional Notes to (but excluding) the date specified in the applicable indenture supplement.

“Reinvestment Yield”: With respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Redemption Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Redemption Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Redemption Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Redemption Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life”: With respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Redemption Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments”: With respect to the Called Principal of any Note, all payments of such Called Principal and interest (excluding any Additional Interest) thereon that would be due after the Redemption Date with respect to such Called Principal if no payment of such Called Principal were made prior to the applicable Non-Call Date (it being understood that this does not include any remaining scheduled payments due after the applicable Non-Call Date), provided that if such Redemption Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Redemption Date and required to be paid on such Redemption Date.

“Report”: The meaning specified in the definition of “Reinvestment Yield”.

“Rule 144A”: Rule 144A, as amended, under the Securities Act.
“S&P”: S&P Global Ratings or any successor to the ratings business thereof.

“Schedules of Participations”: Schedule A to each Lower Tier Transfer Agreement.

“Secured Obligations”: The meaning specified in the Granting Clause.

“Secured Parties”: The Trustee, the Servicer, the Holders of the Notes and the Bank in each of its other capacities under the Transaction Documents.

“Securities Act”: The U.S. Securities Act of 1933, as amended.

“Security Entitlement”: The meaning specified in Section 8‑102(a)(17) of the UCC.

“Senior Fees”: The aggregate amount to be paid on any Interest Payment Date under Sections 11.1(a)(1), 11.1(a)(2) and 11.1(a)(3).

“Series”: Each series of Notes issued pursuant to this Indenture or an indenture supplement.

“Servicer”: AMH Servicing, LLC, a Delaware limited liability company, until a successor Person shall have become the servicer pursuant to the provisions of the Servicing Agreement and thereafter “Servicer” shall mean such successor Person. Each reference herein to the Servicer shall be deemed to constitute a reference as well to any agent of the Servicer and to any other Person to whom the Servicer has delegated any of its duties hereunder in accordance with the terms of the Servicing Agreement, in each case during such time as and to the extent that such agent or other Person is performing such duties.

“Servicing Agreement”: An agreement dated on or around the Closing Date, between the Obligors and the Servicer relating to the Servicer’s performance on behalf of the Obligors of certain servicing duties with respect to the Collateral, as amended from time to time in accordance with the terms thereof and hereof.

“Servicing Fee”: $[***] per annum, to be paid in equal quarterly installments in accordance with the Priority of Payments, unless waived by the Servicer.

“Special Purpose Vehicle Provisions”: The bankruptcy-related, separateness and special purpose provisions of the Constitutive Documents of each Obligor and Funding Company, as applicable.

“Stated Maturity”: (a) with respect to the Initial Notes, July 7, 2039 (or, if such day is not a Business Day, the next succeeding Business Day) and (b) with respect to any Additional Notes, the date specified in the applicable indenture supplement.

“Subject Party”: The Issuer, the Guarantors and the Funding Companies.

“Subordinated Obligation”: The meaning specified in Appendix 2.

“Support Letter”: The Support Letter, dated on or around the Closing Date, among the Supporting Entities, the Obligors and the Funding Companies.

“Supporting Entities”: Apollo Principal Holdings I, L.P., Apollo Principal Holdings III, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings IX, L.P. and AMH Holdings (Cayman), L.P.

“Transaction Documents”: This Indenture, the Servicing Agreement, the Account Agreements, the Note Purchase Agreement, the Limited Indemnity Letters, the Transfer Agreements, the Support Letter, the Limited Liability Company Agreement of each Obligor and the Limited Liability Company Agreement of each Funding Company and any corresponding document delivered in connection with any successor fund or additional fund as required by the Support Letter and in connection with any Additional Issuance.

“Transfer” or “Transferring”: The meaning specified in Section 7.12(i).

“Transfer Agreements”: The Lower Tier Transfer Agreements and the Upper Tier Transfer Agreements.

“Trust Officer”: When used with respect to the Trustee, any officer within the Corporate Trust Office (or any successor group of the Trustee) including any director, managing director, vice president, assistant vice president, associate or officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such person’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Indenture.

“Trustee”: The meaning specified in the preamble.

“Trustee Fee”: $[***] per annum, to be paid in equal quarterly installments pursuant to the Priority of Payments as outlined in the Trustee Fee Letter.

“Trustee Fee Letter”: The letter agreement between the Obligors and the Trustee, dated as of May 3, 2019.

“UCC”: The Uniform Commercial Code, as in effect from time to time in the State of New York.

“Uncertificated Security”: The meaning specified in Article 8 of the UCC.

“Underlying Asset”: The meaning specified in the applicable Lower Tier Transfer Agreement.

“Underlying Partnership LPA”: The meaning specified in the applicable Lower Tier Transfer Agreement.

“Upper Tier Transfer Agreements”: Each Assignment and Assumption Agreement dated as of the Closing Date, among an Apollo Interim Holder and a Funding Company and each other assignment and assumption agreement entered into after the Closing Date between an Apollo Interim Holder and a Funding Company.

“Upstream Transferred Asset”: The meaning specified in the Lower Tier Transfer Agreements.

“U.S. Bank Accounts”: The Notes Payment Account, the Interest Reserve Account and the Principal Reserve Account.

“U.S. Person”: The meaning specified under Regulation S.

Section 1.2    Rules of Construction and Certain Other Matters.
(a) Rules of Construction. All references in this Indenture to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision. The term “including” shall mean “including without limitation”.

(b) Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Indenture shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. For the avoidance of doubt, the value of the Covered Distribution Interest for purposes of the financial ratios and other financial calculations under this Indenture shall mean the value as reported within the Funding Companies’ financial statements as outlined in Section 7.16(a) or 7.16(b).

(c) Rounding. Any financial ratio required to be achieved by the Obligors pursuant to this Indenture shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

ARTICLE II.

THE NOTES
Section 2.1    Forms Generally.

The Initial Notes shall be designated as “4.77% Series A Senior Secured Guaranteed Notes due 2039”. The Initial Notes shall be issued on the Closing Date and any Additional Notes shall be issued on such date as may be specified in the related note purchase agreement and supplemental indenture. The Notes and the Certificate of Authentication shall be substantially in the form of Exhibit A, provided that any Note or Certificate of Authentication may be modified as necessary or contemplated by this Indenture in connection with the issuance of any Additional Notes.

Section 2.2    Authorized Amount; Note Interest Rate; Stated Maturity; Denominations.
The aggregate principal amount of the Notes that may be authenticated and delivered under this Indenture is unlimited.

The aggregate principal amount of the Initial Notes that shall be authenticated and delivered on the Closing Date is $325,000,000.

The Initial Notes shall bear interest from the date of issuance (including such date) at a rate per annum equal to (a) 4.77% plus (b) after the Reinvestment Period, 5.0% (such additional 5.0% interest accruing after the Reinvestment Period, the “Initial Notes Additional Interest”) until the date of Payment in Full of principal and all obligations under the Notes. Any Additional Notes shall bear interest (including any additional interest, such additional interest the “Additional Notes Additional Interest”) from the date of issuance at a rate per annum set forth in the relevant indenture supplement. During the continuance of an Event of Default, the unpaid principal amount of the Notes and overdue interest (excluding Additional Interest) and any Make-Whole Amount shall bear interest at a rate per annum equal to the Default Rate, which interest shall be due and payable in accordance with Section 11.1. Interest shall be computed on the basis of a 360-day year of twelve 30 day months.

The Notes shall mature and be due and payable by the Issuer on the Stated Maturity. Each Note shall be issued with a private placement number and with respect to the Initial Notes and transfers of such Notes, in authorized denominations of $250,000 or increments of $25,000 in excess thereof (or such smaller increments as may be agreed by the Issuer from time to time). Notes shall only be transferred or resold in compliance with the terms of this Indenture.

Section 2.3    Execution, Authentication, Delivery and Dating.
The Notes shall be executed on behalf of the Issuer by one of the Authorized Officers of the Issuer. The signature of such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at the time of execution Authorized Officers of the Issuer shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

Subject to the conditions for issuance of Notes hereunder, at any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication, and the Trustee, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Trustee upon Issuer Order on the Closing Date shall be dated as of such date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations, if applicable, reflecting the original aggregate principal amount or notional amount, as the case may be, of the Notes so transferred, exchanged or replaced, but shall represent only the current Outstanding principal amount or notional amount, as the case may be, of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article II, the original principal amount or notional amount, as the case may be, of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount or notional amount, as the case may be, of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.4    Registration, Registration of Transfer and Exchange.
(a)    The Issuer shall cause the Notes to be Registered and shall cause to be kept the Register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of the Notes (including the identity of the Holders and the Outstanding principal amounts and stated interest on the Notes (which amounts shall include the amounts of any Additional Notes issued pursuant to Section 2.9)) and the registration of all assignments and transfers of the Notes. If any Holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and Holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Indenture. The Trustee is hereby initially appointed, solely for this purpose as agent of the Issuer to act as “Registrar” for the purpose of registering and recording in the Register the Notes and assignments and transfers of such Notes as herein provided. Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor.

If a Person other than the Trustee is appointed by the Issuer as Registrar, the Issuer will give the Trustee prompt written notice of the appointment of such Registrar and of the location, and any change in the location, of the Registrar, and the Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of such Registrar by an Authorized Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts or notional amounts, as the case may be, of such Notes.

Subject to this Section 2.4, upon surrender for registration of transfer of any Notes at the Corporate Trust Office of the Trustee, the surrendered Notes shall be returned to the Issuer marked “canceled,” and retained or destroyed by the Trustee in accordance with its standard retention policy and the Issuer shall execute, and the Trustee, upon Issuer Order, shall authenticate and deliver in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount or notional amount, as the case may be.

The Issuer or the Servicer, as applicable, will notify the Trustee in writing of any Note beneficially owned by or pledged to any Obligor, the Servicer or any of their respective Affiliates promptly upon its knowledge of the acquisition thereof or the creation of such pledge.

All Notes issued and authenticated upon any registration of transfer or exchange of the Notes shall be the valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

A Note, and the rights to payments evidenced thereby, may be assigned or otherwise transferred in whole or in part pursuant to the terms of this Section 2.4 only by the registration of such assignment and transfer of such Note (and each Note shall so expressly provide on the Register). No transfer of a Note shall be effective unless such transfer shall have been recorded in the Register by the Registrar as provided in this Section 2.4. Any assignment or transfer of all or part of such Note shall be registered on the Register only upon surrender for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. The Registrar may request evidence reasonably satisfactory to it proving the identity of the transferee or the transferor or the authenticity of their signatures. Prior to the due presentment for registration of transfer of any Note and in the absence of manifest error, the Issuer, the Trustee and the Registrar shall treat the Person in whose name such Note is registered as the owner thereof for the purpose of receiving all payments or distribution thereon as the case may be, and for all other purposes, notwithstanding any notice to the contrary.

No service charge shall be made to a Holder for any exchange of the Notes, but the Issuer may require payment of a sum sufficient to cover any stamp tax or other governmental charge that may be imposed in connection with any exchange of the Notes.

The Issuer shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before any scheduled Payment Date or Redemption Date and ending at the close of business on such date, or (ii) to register the transfer of or exchange any Note redeemed on such date (other than the unredeemed portion of any Note redeemed in part).

(b)    No Note may be sold or transferred (including, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt under applicable state securities laws and will not cause any of the Obligors or the pool of Collateral to become subject to the requirement that it register as an investment company under the Investment Company Act.

(c)    Notes (or beneficial interests therein) may only be offered, sold, exchanged or otherwise transferred (including, by pledge or hypothecation) by Holders to U.S. Persons or Canadian Persons that are both (x) both (i) Qualified Institutional Buyers and (ii) Qualified Purchasers and (y) either (i) existing Noteholders, (ii) Affiliates of existing Noteholders, (iii) Permitted Transferees or (iv) any third-party managed account of an affiliated adviser of a Person described in this clause (y) with the consent of Apollo (such consent not to be unreasonably withheld or delayed) (each of the foregoing, an “Eligible Transferee”), provided that no Notes may be sold, exchanged or otherwise transferred to a Disqualified Purchaser, provided, further, that if a Person becomes a Disqualified Purchaser, such Person shall be deemed removed from the list of Permitted Transferees. If a Note is transferred or exchanged for another Note, the Issuer shall (x) cause the Registrar to cancel the Note being transferred or exchanged, (y) deliver one or more new Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such Note being transferred or exchanged to the transferee (in the case of a transfer) or the Holder of the canceled Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Note, deliver to the Holder thereof one or more Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Note, registered in the name of the Holder thereof.

(d)    Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have (i) made the representation set forth in Section 6.2 of the Note Purchase Agreement and (ii) represented that it is an Eligible Transferee and that it is not a Disqualified Purchaser or its Affiliate.

(e)    [reserved].

(f)    Any purported transfer of a Note not in accordance with this Section 2.4 shall be null and void and shall not be given effect for any purpose hereunder.

(g)    Nothing in this Section 2.4 shall be construed to limit any contractual restrictions on transfers of the Notes or interests therein that may apply to any Person.

(h)    [reserved].
(i)    Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction.

Section 2.5    Mutilated, Destroyed, Lost or Stolen Notes.
If (i) any mutilated Note is surrendered to the Trustee, or if there shall be delivered to the Issuer and the Trustee evidence to their reasonable satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, provided that an unsecured agreement to indemnify from an institutional investor with a net worth in excess of $100,000,000 may be deemed satisfactory in the sole discretion of the Trustee for such purpose, then, in the absence of written notice to the Issuer or a Trust Officer of the Trustee that such Note has been acquired by a Protected Purchaser, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver, in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of same tenor and principal amount or notional amount, as applicable, and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a Protected Purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Issuer and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer and the Trustee in connection therewith.

In case any such mutilated, destroyed, lost or stolen Note has become due and payable, the Issuer in its discretion may, instead of issuing a new Note pay the amounts due under such Note in accordance with the terms of this Indenture without requiring surrender thereof except that any mutilated Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.5, the Issuer or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Notwithstanding the foregoing, the Issuer shall pay all stamp, documentary or similar taxes or fees which may be payable in respect of (i) the execution and delivery or the enforcement of the Note Purchase Agreement, (ii) the execution and delivery of (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where any Obligor has assets or (iii) any amendment of, or waiver or consent under or with respect to, the Note Purchase Agreement or of any of the Notes, and, in each case, will save each Holder of a Note, to the extent not prohibited by applicable law, harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Issuer under this Section 2.5.

Every new Note issued pursuant to this Section 2.5 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, and such new Note shall be entitled, subject to the second paragraph of this Section 2.5, to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.6    Payment of Principal and Interest, Preservation of Rights.
(a)    Interest and Make-Whole Amount, if any, on the Notes shall be due and payable on each Payment Date, provided that Additional Interest shall be due and payable on each Payment Date occurring after the Reinvestment Period as amounts are available for payment thereof. The principal of each Note shall be due and payable on the Stated Maturity thereof unless the unpaid principal of such Note becomes due and payable at an earlier date by acceleration, redemption or otherwise.

(b)    All sums becoming due on the Notes for principal, the Make-Whole Amount, if any, interest and all other amounts shall be payable by the Trustee by wire transfer in immediately available funds pursuant to such wire instruction specified for such purpose below such Holder’s name in the Purchaser Schedule, or by such other method or at such other address as such Holder shall have from time to time specified in writing to the Issuer and the Trustee. Upon final payment due on the Maturity of a Note or Redemption Date, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee on or prior to such Maturity or upon redemption of a Note, provided that, if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, provided, further that an unsecured agreement to indemnify from an institutional investor with a net worth in excess of $100,000,000 may be deemed satisfactory in the sole discretion of the Trustee for such purpose, then, in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender. Any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day and any payment of principal of or Make-Whole Amount on any Note (including principal due on the Stated Maturity thereof) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

(c)    Subject to the foregoing provisions of this Section 2.6, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights of unpaid interest, Make-Whole Amount, if any, and principal that were carried by such other Note.

(d)    Notwithstanding any of the foregoing provisions with respect to payments of principal of, Make-Whole Amount, if any, and interest on the Notes, if the Notes have become or been declared due and payable following an Event of Default and such acceleration of Maturity and its consequences have not been rescinded and annulled, then payments of principal of, Make-Whole Amount, if any, and interest on such Notes shall be made in accordance with Section 5.6.

Section 2.7    Cancellation.
All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.7, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer shall direct by an Issuer Order that they be returned to the Issuer. The Issuer at any time shall cause the Registrar to cancel any Notes which the Issuer may have acquired in any manner whatsoever. The Issuer may not issue new Notes to replace Notes Paid in Full or which it has or is required to cancel. No Notes shall be cancelled except under the circumstances specified in this Section 2.7.

Section 2.8    No Gross Up.

The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes to compensate for any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges required with respect to amounts payable under the Notes.

Section 2.9    Additional Notes.
Additional Notes may be issued from time to time substantially in the form of Exhibit A hereto (each such issuance, an “Additional Issuance”), subject to the terms and conditions herein as such terms and conditions may be supplemented pursuant to any series supplement executed pursuant to Section 8.1 hereof, provided that:

(a)    such Additional Notes are issued pursuant to a supplemental indenture in accordance with Section 8.1 and in accordance with the terms of this Indenture, which supplemental indenture shall specify the relevant terms with respect to such new Additional Notes including the interest rate, original issue discount and any other pricing terms, the Non-Call Date, if any, the Reinvestment Period and Stated Maturity with respect thereto and any other relevant terms of such Additional Notes, provided that unless the proceeds of such Additional Notes will be used to repay the Initial Notes in full, the terms of such Additional Notes shall not (x) provide for a Non-Call Date, Reinvestment Period or Stated Maturity that is earlier than the corresponding dates of the Initial Notes or (y) include a right or obligation of the Issuer to prepay or repay (other than ratably in accordance with the Priority of Payments) such Additional Notes before the Initial Notes are Paid in Full;

(b)    if such Additional Notes are not issued in a ‘‘qualified reopening’’ for U.S. federal income tax purposes, have more than a de minimis amount of original issue discount or otherwise do not form part of the same ‘‘issue’’ for U.S. federal income tax purposes, then such Additional Notes shall be assigned a separate private placement number at issuance;

(c)    no Default or Event of Default has occurred and is continuing;

(d)    both (x) immediately prior and after giving effect to such Additional Issuance any Outstanding Notes shall have a rating of at least “BBB” and (y) the Rating Agency shall have confirmed that the Rating Agency’s rating then in effect with respect to any Outstanding Notes shall not be downgraded as a result of the issuance of such Additional Issuance unless, with respect to this clause (y), the Rating Agency has informed the Issuer that it declines to provide such confirmation;

(e)    after giving effect to such Additional Issuance, the Debt to Asset Ratio would be less than or equal to [***]%;

(f)    the Issuer shall have caused the Additional Notes Interest Reserve Amount to be transferred into the Interest Reserve Account contemporaneously with the issuance of the Additional Notes;

(g)    after giving Pro Forma Effect to such Additional Issuance, the Debt Service Coverage Ratio would not be less than [***]:1.00 (calculated as if such Additional Notes were incurred at the beginning of the first of the four Collection Periods being tested) as set forth in a Calculation Officer’s Certificate delivered to a Trust Officer of the Trustee on or prior to the date of such Additional Issuance;

(h)    such Additional Notes shall rank pari passu with or subordinate to the Initial Notes in payment and lien priority and shall have the same rights with respect to the Collateral as the holders of the Initial Notes; and

(i)    after the Reinvestment Period of the Initial Notes, all payments made pursuant to Section 11.1(a)(6)(D) shall be paid first, ratably, to the Holders of the Initial Notes and any Additional Notes with the same Reinvestment Period as the Initial Notes, and second, ratably, to any Holders of Additional Notes with a Reinvestment Period ending later than the Reinvestment Period of the Initial Notes.

provided, that no such conditions precedent shall be applicable to any issuance of Additional Notes that are issued to refinance Outstanding Notes in whole. The issuance of Additional Notes in accordance with the foregoing will not be subject to the consent of the Holders of any Outstanding Notes.

Section 2.10    Tax Certification.

Each Holder and beneficial owner of a Note, by acceptance of such Note or an interest in such Note, shall be deemed to understand and acknowledge that failure to provide the Issuer or the Trustee with the properly completed and signed applicable tax certifications may result in withholding from payments in respect of such Note, including U.S. federal withholding or back-up withholding. In the case of any such Holder that is a U.S. Person, such Holder shall provide to the Issuer or the Trustee a valid and properly executed IRS Form W-9, including such Holder’s United States tax identification number, and any other forms reasonably requested by the Issuer necessary to establish such Holder’s status as a U.S. Person under FATCA and as may otherwise be necessary for the Obligors to comply with their obligations under FATCA and any other tax reporting or withholding requirement imposed on the Obligors (or their direct and indirect owners). In the case of any such Holder that is not a U.S. Person, such Holder shall provide to the Issuer or the Trustee a valid and properly executed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI or W-8IMY, as applicable, together with all applicable attachments and such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Obligors to comply with their obligations under FATCA and any other tax reporting or withholding requirement imposed on the Obligors (or it their direct and indirect owners) and to determine that such Holder has complied with such Holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such Holder. For purposes of this Section 2.10, “U.S. Person” shall have the meaning specified in Section 7701(a)(30) of the Code.

Section 2.11    Private Placement Number.
The Issuer shall procure a private placement number or other customary securities identifier for the Notes.

ARTICLE III.

CONDITIONS PRECEDENT; CERTAIN PROVISIONS
RELATING TO COLLATERAL
Section 3.1    Conditions to Issuance of Notes.
Notes shall be executed by the Issuer, and delivered to the Trustee for authentication, and thereupon the same shall be authenticated and delivered to the Noteholders by the Trustee on the Closing Date upon Issuer Order and upon delivery by the Issuer to the Trustee, and receipt by the Trustee, of the following on or prior to the Closing Date and on or prior to the date of issuance of any Additional Notes:

(a)    Grant of Collateral. Fully executed copies of this Indenture and copies of any other instrument or document, fully executed (as applicable), necessary to consummate and perfect the Grant set forth in the Granting Clauses of this Indenture of a perfected security interest that is of first priority, free of any adverse claim or the legal equivalent thereof in favor of the Trustee on behalf of the Holders of the Notes in all of the Obligors’ right, title and interest in and to the Collateral pledged to the Trustee for inclusion in the Collateral, including compliance with the provisions of Section 3.2.

(b)    Certificates of the Obligors. A certificate of an Authorized Officer of each of the Obligors to the effect that, in the case of each Participation pledged to the Trustee for inclusion in the Collateral and immediately prior to the delivery thereof on the Closing Date and on or prior to the date of issuance of any Additional Notes:

(i)    such Obligor has good and marketable title to such Participations free and clear of any liens, claims, encumbrances or defects of any nature whatsoever;

(ii)    such Obligor has acquired its ownership in such Participation in good faith without notice of any adverse claim;

            (iii)    the information set forth with respect to such Participations on the Schedules of Participations is correct; and

        (iv)    upon Grant by the Obligors and the taking of the relevant actions contemplated by Section 3.2, the Trustee has a perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof.

(c)    Transfer to Interest Reserve Account. A certificate that (i) specifies the Interest Reserve Amount to be held in the Interest Reserve Account and (ii) indicates that the Interest Reserve Amount has been transferred into the Interest Reserve Account.

(d)    Issuer Order. An Issuer Order from the Issuer directing the Trustee to authenticate the Notes in the amounts and names set forth therein.

(e)    Certificates of each Funding Company. Each Funding Company shall have delivered an Officer’s Certificate certifying as to such Funding Company’s Constitutive Documents attached thereto.

(f)    Officer’s Certificate as to Conditions Precedent to Issuance of Notes. The Issuer shall have delivered to the Trustee (and the Trustee shall make available to Holders upon request) an Officer’s Certificate of the Issuer, certifying that all conditions precedent set forth in this Indenture with respect to the issuance of the applicable Notes have been met (or will be met by the applicable date of such Additional Issuance, as applicable).

Section 3.2    Delivery of Pledged Obligations, Etc.
(a)    Except as otherwise provided in this Indenture, the Trustee shall hold all Pledged Obligations purchased in accordance with this Indenture in the relevant Account established and maintained pursuant to Article X (or, in the case of Participations, in its books and records), as to which in each case the Trustee shall have entered into an Account Agreement, providing, inter alia, that the establishment and maintenance of such Account will be governed by the law of New York.
(b)    Each time that each Obligor (or the Servicer on its behalf) directs or causes an acquisition of any Pledged Obligation or other investment, such Obligor (or the Servicer on its behalf) shall, if such Pledged Obligation or other investment is required to be, but has not already been, transferred to the relevant Account, cause such Pledged Obligation or other investment to be Delivered. The security interest of the Trustee shall nevertheless come into existence and continue in the Pledged Obligation or other investment so acquired, including all rights of the Obligors in and to any contracts related to and proceeds of such Pledged Obligation or other investment.
(c)    Each Obligor shall deliver copies of all Financial and Other Information to the Trustee.

(d)    Each Obligor (or the Servicer on its behalf) shall cause any other Collateral acquired by such Obligor to be promptly Delivered following acquisition thereof.
ARTICLE IV.

SATISFACTION AND DISCHARGE
Section 4.1    Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of Holders to receive payments of principal thereof, Make-Whole Amount, if any, and interest thereon and distributions as provided herein, (ii) the rights and immunities of the Trustee hereunder and the obligations of the Trustee in respect of the matters described in this Section 4.1, (iii) the rights and immunities of the Servicer hereunder and under the Servicing Agreement, and (iv) the rights of Holders as beneficiaries hereof with respect to the property held with the Trustee and payable to all or any of them, and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when the Secured Obligations have been Paid in Full and:

(a) all Notes theretofore authenticated and delivered (other than (A) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.5 and (B) Notes for whose payment money has theretofore irrevocably been deposited in trust in cash in Dollars in such amounts as will be sufficient to pay all sums payable hereunder and under the Servicing Agreement and thereafter repaid to the Issuers or discharged from such trust as provided in Section 7.7) have been delivered to the Trustee for cancellation; and

(b)    (i) the Issuer has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been complied with; or (ii) the Issuer has delivered to the Trustee an Officer’s Certificate stating that (x) there are no Participations that remain subject to the lien of this Indenture and (y) all amounts held in the Accounts have been distributed in accordance with the terms of this Indenture or have otherwise been irrevocably held in trust with the Trustee for such purpose.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Obligors, the Trustee, and, if applicable, the Servicer and the Noteholders, as the case may be, under Sections 2.4, 2.5, 2.6, 4.2, 5.8, 5.16, 6.1, 6.3, 6.4, 6.6, 6.7, 6.8, 6.11, 6.14, 6.15, 7.1 and 7.7 shall survive the satisfaction and discharge of this Indenture.

Section 4.2    Application of Trust Money.
All monies held with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture to the payment of the principal of, Make-Whole Amount, if any, and interest on the Notes, as the Trustee may determine, to the Person entitled thereto for whose payment such money has been held with the Trustee; but such money need not be segregated from other funds except to the extent required herein or required by law.

If the Trustee is unable to apply any such monies in accordance with Section 4.1 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining, or otherwise prohibiting such application, the Obligors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.1 hereof; provided that if the Obligors have made any payment of principal of, Make-Whole Amount, if any, or interest on, any Notes because of the reinstatement of such obligations, the Obligors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the monies held by the Trustee.
ARTICLE V.

DEFAULTS AND REMEDIES
Section 5.1    Events of Default.
“Event of Default,” wherever used herein, means any one of the following events:

(a)    a Default in the payment, when due and payable, of any interest, which Default shall continue for a period of five Business Days, provided that in the case of a Default resulting from a failure to disburse due to an administrative error or omission by the Trustee, the Registrar or the Servicer, such Default will not be an Event of Default unless such failure continues for a period of ten or more Business Days after a Trust Officer of the Trustee, the Registrar or the Servicer, as applicable, receives written notice or has actual knowledge of such administrative error or omission, provided, further, that any failure to pay any Additional Interest in excess of available amounts in accordance with the Priority of Payments will not be an Event of Default;

(b)    a Default in the payment of principal, Make-Whole Amount or Redemption Price, if any, on any Note at its Stated Maturity or Redemption Date or upon acceleration, provided that in the case of a Default resulting from a failure to disburse due to an administrative error or omission by the Trustee, the Registrar or the Servicer, such Default will not be an Event of Default unless such failure continues for a period of five or more Business Days after a Trust Officer of the Trustee or Registrar or the Servicer, as applicable, receives written notice or has actual knowledge of such administrative error or omission;

(c)     the failure on any Payment Date to disburse amounts (other than a Default in payment described in clause (a) or (b) above) available in the Collection Accounts in accordance with the Priority of Payments and continuation of such failure for a period of five Business Days, provided that, if such failure results solely from an administrative error or omission by the Trustee, Registrar or Servicer, such Default will not be an Event of Default unless such failure continues for a period of five or more Business Days after a Trust Officer of the Trustee, the Registrar or the Servicer, as applicable, receives written notice or has actual knowledge of such administrative error or omission;

(d)     the entry of a decree or order by a court having competent jurisdiction adjudging any Obligor as bankrupt or insolvent or granting an order for relief or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of an Obligor under any Bankruptcy Law or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of an Obligor or of any substantial part of its respective properties, or ordering the winding up or liquidation of the affairs of an Obligor; or an involuntary case or Proceeding shall be commenced against an Obligor seeking any of the foregoing and such case or Proceeding shall continue in effect for a period of 60 consecutive days;

(e)    the institution by any Obligor of Proceedings for an Obligor to be adjudicated as bankrupt or insolvent, or the consent by an Obligor to the institution of bankruptcy or insolvency

Proceedings against an Obligor, or the filing by an Obligor of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law or any other applicable law, or the consent by an Obligor to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of an Obligor or of any substantial part of the property of an Obligor, or the making by an Obligor of an assignment for the benefit of creditors, or the admission by an Obligor in writing of its inability to pay its debts generally as they become due, or the taking of any action by an Obligor in furtherance of any such action;

(f)    a Default in the performance, or the breach, of the covenant in Section 7.10;

(g)    except as otherwise provided in this Section 5.1, a Default in the performance, or the breach, of any other material covenant or other agreement of any Subject Party in this Indenture or in any other Transaction Document, or the failure of any material representation or warranty of a Subject Party made in this Indenture or in any other Transaction Document or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith to be correct in all material respects (or, with respect to any representation, warranty, certification or statement already qualified by materiality or “Material Adverse Effect”, shall be untrue in any respect) when the same shall have been made, and the continuation of such Default, breach or failure for a period of 30 days after the earlier of (x) written notice to the Obligors by the Trustee or to the Obligors and a Trust Officer of the Trustee by the Holders representing at least a Majority of the Noteholders specifying such Default, breach or failure and (y) actual knowledge of any Subject Party;

(h)    after the resignation, removal or termination of the Servicer under the Servicing Agreement, a successor Servicer has not been appointed within 90 days;

(i)    the Trustee ceases to have a fully valid and perfected first priority lien with respect to a material portion of the Collateral;

    (j)    one or more final judgments or orders by a court of competent jurisdiction for the payment of money aggregating in excess of $10,000,000 (or its equivalent in the relevant currency of payment and exclusive of any amounts fully covered by insurance), including any such final order enforcing a binding arbitration decision, are rendered against any Obligor and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;

(k)    any Subject Party or the portfolio of Collateral becomes an investment company required to be registered under the Investment Company Act and such requirement has not been eliminated after a period of 45 days;

(l)    the occurrence of a Change of Control; or

(m)    a Default in the performance, or the breach, of any covenant or other agreement of any Supporting Entity or any Apollo Interim Holder in the Support Letter or any other Transaction Document to which such Person is party, or the failure of any representation or warranty of any such Person made in the Support Letter or any other Transaction Document to which such Person is party to be correct in all material respects (or, with respect to any representation, warranty, certification or statement already qualified by materiality or “Material Adverse Effect”, shall be untrue in any respect) when the same shall have been made, and the continuation of such Default, breach or failure for a period of 30 days which, in the aggregate, give rise to a Material Adverse Effect after written notice to the relevant Person by the Trustee or to the relevant Person and a Trust Officer of the Trustee by the Holders of at least a Majority of the Noteholders.

Upon the occurrence of an Event of Default, the Issuer shall promptly notify a Trust Officer of the Trustee, the Servicer and the Holders in writing.

Section 5.2    Acceleration of Maturity; Rescission and Annulment.
(a)    If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(d) or 5.1(e)), the Trustee, if a Trust Officer has actual knowledge thereof, may by notice to the Issuer or shall, at the written direction of a Majority of the Noteholders by notice to the Issuer (and the Trustee shall in turn provide notice to the Holders of all the Notes then Outstanding) declare the principal of, Make-Whole Amount, if any, and accrued and unpaid interest on all the Notes (including any interest accrued thereon and Make-Whole Amount, if any, at the Default Rate) and all other amounts payable hereunder to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon and Make-Whole Amount, if any, and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(d) or (e) occurs, all unpaid principal of, Make-Whole Amount, if any, and accrued and unpaid interest on all the Notes (including any interest accrued thereon and Make-Whole Amount, if any, at the Default Rate) and all other amounts payable hereunder shall automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholder. If any Event of Default described in Section 5.1(b) has occurred and is continuing, any Holder or Holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, instruct the Trustee to, and the Trustee shall by notice to the Issuer, declare all the Notes held by it or them to be immediately due and payable. Notwithstanding anything in this Section 5.2(a) to the contrary, at no time shall Additional Interest accrue at the Default Rate.

(b)    At any time after such a declaration of acceleration of the Stated Maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article V, a Majority of the Noteholders, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i)    the Issuer has paid or transferred to the Trustee a sum sufficient to pay, and shall pay:

(x)    all overdue installments of principal of, Make-Whole Amount, if any, and interest on the Notes (other than amounts due solely as a result of such acceleration); and

(y)    all unpaid taxes and Administrative Expenses and other sums due hereunder and the reasonable compensation, expenses and disbursements of the Trustee and its agents and counsel and accrued and unpaid Servicing Fees; and

(ii)    a Trust Officer of the Trustee has actual knowledge or has received written notice that either (1) all Events of Default, other than the non‑payment of the principal of, Make-Whole Amount, if any, and interest on the Notes that have become due solely by such acceleration, have been cured and a Majority of the Noteholders by written notice to the Trustee has agreed or consented to such cure or (2) a Majority of the Noteholders by written notice to the Trustee has waived such Event of Default as provided in Section 8.1.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 5.3    Collection of Indebtedness and Suits for Enforcement by Trustee.
If an Event of Default has occurred and is continuing and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, or at any time on or after the Stated Maturity, the Trustee may, if a Trust Officer of the Trustee has actual knowledge of such Event of Default, and, upon the written direction of a Majority of the Noteholders (subject to the terms hereof), shall proceed to protect and enforce its rights and the rights of the other Secured Parties by such appropriate Proceedings, in its own name and as trustee of an express trust, as the Trustee shall reasonably deem most effective (if no direction by a Majority of the Noteholders is received by the Trustee) or as the Trustee may be directed by a Majority of the Noteholders, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to any Obligor upon the Notes under the Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of any Obligor or its property, or in case of any other comparable Proceedings relative to an Obligor upon the Notes, or the creditors or property of an Obligor, the Trustee, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)    to file and prove a claim or claims for the whole amount of principal of, Make-Whole Amount, if any, and interest accrued and unpaid in respect of each of the Notes and, to file such other papers or documents and take such other actions as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee) and of the Holders of the Notes allowed in any Proceedings relative to an Obligor upon the Notes or to the creditors or property of such Obligor;

(b)    unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or a Person performing similar functions in comparable Proceedings; and

(c)    to collect and receive any monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders of the Notes and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Holders of the Notes to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders of the Notes, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its gross negligence or willful misconduct.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

In any Proceedings brought by the Trustee on behalf of the Holders of the Notes (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes.

Section 5.4    Remedies.
(a)    If an Event of Default shall have occurred and is continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, each of the Obligors agrees that the Trustee may (and shall, subject to the terms hereof, upon written direction by a Majority of the Noteholders), to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)    institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral monies adjudged due;

(ii)    sell all or a portion of the Collateral or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.15 and the UCC;

(iii)    institute Proceedings from time to time for the complete or partial foreclosure of this Indenture or the other Transaction Documents with respect to the Collateral;

(iv)    exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Secured Parties hereunder; and

(v)    to the extent not inconsistent with subclauses (i) through (iv), exercise any other rights and remedies that may be available at law or in equity.

The Trustee may, but need not, obtain and rely upon an opinion or advice of an Independent investment banking firm of national reputation as to the feasibility and recommended manner of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the Collections and other amounts receivable with respect to the Collateral to make the required payments of principal and interest on the Notes, which opinion shall be conclusive evidence as to such feasibility or sufficiency and the fees and expenses of any firm so retained shall be Administrative Expenses.

(b)    Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Secured Party, to the extent permitted by the UCC, may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and any purchaser at any such sale may, in paying the purchase money, turn in any of the Notes in lieu of cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Notes so turned in by such Holder (taking into account any amounts payable prior to such Secured Party in accordance with the Priority of Payments). Said Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after proper notation has been made thereon to show partial payment.

The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act and applicable federal, foreign or state securities laws, or otherwise, the Trustee, at the written direction of the Majority of Noteholders, may determine that a public sale is impracticable, not desirable or not commercially reasonable and may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Obligors than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee, without the direction of the Majority of Noteholders, shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

Section 5.5    Trustee May Enforce Claims Without Possession of the Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as Trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor Trustee and its agents and attorneys in counsel, shall be applied as set forth in Section 5.6.

Section 5.6    Application of Money Collected.
The application of any money collected by the Trustee pursuant to this Article V and any money that may then be held or thereafter received by the Trustee hereunder shall be applied on one or more dates fixed by the Trustee (which may be dates other than Interest Payment Dates, and which may be dates directed by a Majority of Noteholders in writing to the Trustee) and otherwise in accordance with the Priority of Payments. For the avoidance of doubt, any such application of money under this Indenture shall be made only in accordance with the Priority of Payments.

Section 5.7    Limitation on Suits.
No Noteholder shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or Trustee, or for any other remedy hereunder, unless:

(a)    such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)    except as otherwise provided in Section 5.8, the Holders of at least 50% of the Aggregate Outstanding Amount of the Notes shall have made a written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as the Trustee hereunder;

(c)    such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, provided that an unsecured agreement to indemnify from an institutional investor with a net worth in excess of $100,000,000 may be deemed satisfactory in the sole discretion of the Trustee for such purpose;

(d)    the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(e)    no direction inconsistent with such written request has been given to the Trustee during such 30‑day period by a Majority of the Noteholders;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of the Notes or to obtain or to seek to obtain priority or preference over any other Holders of the Notes or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the Notes, subject to and in accordance with Section 13.1 and otherwise in accordance with the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.7 from two or more groups of Holders of the Notes, each representing less than a Majority of the Notes, the Trustee shall act on the direction of the group of Holders representing the greater percentage of the Notes and if the groups shall represent the same percentage, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.8    Unconditional Rights of Holders of the Notes to Receive Principal and Interest.
Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, Make-Whole Amount, if any, and interest on such Note as such principal, Make-Whole Amount and interest become due and payable in accordance with the terms of this Indenture or to institute suit for the enforcement of any such payment on or after such respective dates and such rights shall not be impaired without the consent of such Holder.

Section 5.9    Restoration of Rights and Remedies.
If the Trustee or any Holder of the Notes has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder of the Notes then and in every such case the Obligors, the Trustee and such Holder of the Notes shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders of the Notes shall continue as though no such Proceeding had been instituted.

Section 5.10    Rights and Remedies Cumulative.
No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of the Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing by law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11    Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12    Control by Noteholders.
A Majority of the Noteholders shall have the right to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust, right, remedy or power conferred on the Trustee, provided that:

(a)    such direction shall be in writing and shall not be in conflict with any applicable law or with this Indenture;

(b)    the Trustee may take any other action deemed proper by it that is not inconsistent with such direction or this Indenture, provided that, subject to Section 6.1, it need not take any action that it reasonably determines might involve it in liability;

(c)    the Trustee shall have been provided with indemnity reasonably satisfactory to it, provided that an unsecured agreement to indemnify from an institutional investor with a net worth in excess of $100,000,000 may be deemed satisfactory in the sole discretion of the Trustee for such purpose; and

(d)    any direction to the Trustee to undertake a sale of the Collateral shall be by the Noteholders secured thereby representing the percentage of the Aggregate Outstanding Amount of the Notes specified in Section 5.4.

Section 5.13    Undertaking for Costs.
All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder of the Notes, or group of Holders of the Notes, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Notes, or to any suit instituted by any Holder of the Notes for the enforcement of the payment of the principal of or interest on any Note on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.14    Waiver of Stay or Extension Laws.
Each Obligor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and each Obligor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15    Sale of Collateral.
The power to effect any sale of any portion of the Collateral pursuant to Section 5.4 shall not be exhausted by any one or more sales as to any portion of such Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts secured by the Collateral shall have been paid. The Trustee may and shall, upon written direction of a Majority of the Noteholders, from time to time postpone any sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any sale, provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such sale from the proceeds thereof notwithstanding the provisions of Section 6.7. The Trustee may bid for and acquire any portion of the Collateral in connection with a public sale thereof. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture. The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest, without recourse, representation or warranty, in any portion of the Collateral in connection with a sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney‑in‑fact of each Obligor to transfer and convey such Obligor’s interest in any portion of the Collateral in connection with a sale thereof, and to execute and deliver any instruments and take all action (whether in its name or in the name of such Obligor) necessary to effect such sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any monies.

Notwithstanding any other provision of this Article V, in connection with the sale of the Collateral following an acceleration of the Notes, one or more Affiliates of the Issuer designated by it shall have the right (which right, for avoidance of doubt, shall be forfeited if not exercised within the specified timeframe) to bid to purchase all of the Collateral within five Business Days after the Issuer’s receipt of notice of such acceleration. If such bid is for an amount at least equal to all unpaid Secured Obligations (other than unclaimed contingent Secured Obligations), including any applicable accrued Additional Interest and/or interest at the Default Rate through the expected date of settlement, the Trustee, at the direction of the Majority of Noteholders shall accept such bid.

Section 5.16    Action on the Notes.
The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Holders of the Notes shall be impaired by the recovery of any judgment by the Trustee against any Obligor or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of any Obligor.

ARTICLE VI.

THE TRUSTEE
Section 6.1    Certain Duties and Responsibilities.
(a)    Except during the continuance of an Event of Default actually known to a Trust Officer of the Trustee:

(i)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Transaction Documents to which it is a party, and no implied covenants or obligations shall be read into this Indenture or any Transaction Document against the Trustee; and

(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the other Transaction Documents to which it is a party, provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within fifteen days after such notice from the Trustee, the Trustee shall so notify the Noteholders.

(b)    In case an Event of Default actually known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Noteholders, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)    this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with advice of counsel or an Opinion of Counsel, the direction of the Obligors or the Servicer and/or a Majority (or such larger or smaller percentage as may be expressly required by the terms hereof) of the Noteholders relating to its obligations as set forth herein and relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or the other Transaction Documents;

(iv)    no provision of this Indenture or the other Transaction Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any other Transaction Document, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it (provided that an unsecured agreement to indemnify from an institutional investor with a net worth in excess of $100,000,000 (or such greater amount as the Trustee shall have determined is the amount at risk or of such liability) may be deemed satisfactory in the sole discretion of the Trustee for such purpose) unless such risk or liability relates to its ordinary services, including delivery of notices under Article V under this Indenture; and
(v)    in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including loss profits) even if the Trustee has been advised of the likelihood of such damages and regardless of the form of such action.

(d)    For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in 5.1(d), 5.1(e), 5.1(g) or 5.1(k) unless a Trust Officer of the Trustee assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by a Trust Officer of the Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, the Collateral or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1 and Section 6.3.

(f)    The Trustee shall within a commercially reasonable time (and in any event within two Business Days) deliver to the Holders a copy of any notice it receives in connection with or pursuant to any of the Transaction Documents.

Section 6.2    Notice of Default.
Promptly (and in no event later than three Business Days) after the occurrence of any Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail, telecopy or e-mail to the Servicer and to all Holders of the Notes, as their names and addresses appear on the Register, notice of all Defaults hereunder actually known to a Trust Officer of the Trustee, unless such Default shall have been cured or waived (in which case notice that such Default has been cured or waived shall promptly be provided to the Servicer and the Obligors).

Section 6.3    Certain Rights of Trustee.

Except as otherwise provided in Section 6.1:

(a)    the Trustee may request and conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)    any request or direction of the Obligors mentioned herein shall be sufficiently evidenced by an Issuer Order or Officer’s Certificate, as the case may be;

(c)    whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or Issuer Order or (ii) be required to determine the value of any Collateral or funds hereunder or the cashflows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports, opinions or advice of nationally recognized accountants, investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities or loan pricing quotation services;

(d)    as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)    the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against all costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction, provided that an unsecured agreement to indemnify of an institutional investor with a net worth in excess of $100,000,000 may be deemed satisfactory in the sole discretion of the Trustee for such purpose;

(f)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or documents, but the Trustee, upon the written direction of a Majority of the Noteholders, shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed (which shall be reimbursable as an Administrative Expense), and the Trustee shall be entitled to receive, on reasonable prior notice to the Servicer, copies of the books and records of the Servicer relating to the Notes and the Collateral, and on reasonable prior notice to the Obligors, to examine the books and records relating to the Notes and the Collateral and the premises of the Obligors personally or by agent or attorney during the Obligors’ normal business hours, provided that (x) the Trustee shall, and shall cause its agents, to hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory or governmental authority and (ii) except to the extent that the Trustee in its sole judgment may determine that such disclosure is consistent with its obligations hereunder, and (y) the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder (so long as such agents, attorneys and auditors have agreed, or are under an obligation, to maintain such information on a confidential basis);

(g)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)    the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder;

(i)    for the avoidance of doubt, any permissive right or discretionary act of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be responsible for any such action or inaction other than its own negligent action, its own negligent failure to act, or its own willful misconduct with respect to the performance of such act;

(j)    the Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of, any Intermediary (other than the Bank acting in such capacity);

(k)    in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, whether it or such Affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(l)    the Trustee shall not be liable for the actions or omissions of the Servicer, and without limiting the foregoing, the Trustee shall not (except to the extent expressly provided in this Indenture) be under any obligation to monitor, evaluate or verify compliance by the Servicer with the terms hereof or the Servicing Agreement, or to verify or independently determine the accuracy of information received by it from the Servicer (or from any selling institution, agent bank, trustee or similar source) with respect to the Collateral and the Trustee shall have no additional duties following the resignation or removal of the Servicer;

(m)    the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any other Transaction Document referred to herein or any Financing Statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to see to any insurance;
(n)    the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or the powers granted hereunder;

(o)    nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, evaluate, verify or independently determine the accuracy of any report, certificate or information received from the Obligors or Servicer;

(p)    the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances);

(q)    the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7 of this Indenture;

(r)    to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided;

(s)    notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail may be encrypted; the recipient of the e-mail communication will be required to complete a one-time registration process; and information and assistance on registering and using the e-mail encryption technology can be found at the Trustee’s secure website or phone numbers identified on the Schedule A hereto;

(t)    the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer of the Trustee assigned to administer this Indenture has actual knowledge thereof or unless written notice thereof is received by a Trust Officer of the Trustee at the Corporate Trust Office and such notice references the Notes generally, the Obligors or this Indenture;

(u)    the Trustee shall not have any obligation to determine if the conditions specified in the definition of “Deliver” have been complied with; and

(v)    the Trustee shall not have any responsibility to any Obligor or the Secured Parties hereunder to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent accountants by the Obligors (or the Servicer on behalf of the Obligors), provided that the Trustee shall be authorized, upon receipt of an Issuer Order directing the same, to execute any acknowledgment or other agreement with the Independent accountants required for the Trustee to receive any of the reports or instructions provided for herein, which acknowledgment or agreement may include, among other things, (i) acknowledgements by the Obligors with respect to the sufficiency of the agreed upon procedures to be performed by the Independent accountants, (ii) releases of claims (on behalf of itself and to the extent properly directed by the requisite Noteholders, the Noteholders) and other acknowledgments of limitations of liability in favor of the Independent accountants, or (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent accountants (including to the Noteholders). It is understood and agreed that the Trustee will deliver such acknowledgement or other agreement in conclusive reliance on the foregoing direction of the Obligors, and the Trustee shall make no inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity or correctness of such procedures. Notwithstanding the foregoing, in no event shall the Trustee be required to execute any agreement in respect of the Independent accountants that the Trustee determines adversely affects it in its individual capacity.

Section 6.4    Not Responsible for Recitals or Issuance of the Notes.
The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon with respect to the Trustee, shall be taken as the statements of the Obligors , and the Trustee assumes no responsibility for their correctness. Except as set forth in Section 6.13, the Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), of the Collateral or of the Notes. The Trustee shall not be accountable for the use or application by the Obligors of the Notes or the proceeds thereof or any money paid to the Obligors pursuant to the provisions hereof.

Section 6.5    May Hold Notes.
The Trustee, Registrar or any other agent of the Obligor, in its individual or any other capacity, may become the owner or pledgee of the Notes and may otherwise deal with the Obligors or any of their respective Affiliates, with the same rights it would have if it were not Trustee, Registrar or such other agent.

Section 6.6    Money Held in Trust.
Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed upon with the Obligors and except to the extent of income or other gain on investments that are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.7    Compensation and Reimbursement.
(a)    The Obligors agree:

(i)    to pay the Trustee on each Payment Date, the compensation set forth in the Trustee Fee Letter (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)    except as otherwise expressly provided herein, to reimburse the Trustee (subject to any written agreement between the Obligors and the Trustee) in a timely manner upon its request for all reasonable expenses, costs, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture relating to the maintenance and administration of the Collateral, the administration of the terms of this Indenture, the performance of its duties hereunder, or in the enforcement of any provision hereof or exercise of any rights or remedies hereunder (including securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4 or 5.15, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith); and

(iii)    to indemnify the Trustee (both in its individual capacity and as Trustee) and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable attorneys’ fees and expenses, including costs and attorneys’ fees and expenses incurred in connection with any action, suit or proceeding brought by the Trustee to enforce any indemnification by, or other obligation of, the Obligors with respect hereto or thereto and the costs of defending any claim) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, Indenture, Collateral or the transactions contemplated thereby, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or under any other Transaction Document.

(b)    The Obligors shall pay the Trustee the fees and expenses specified in this Section 6.7 in accordance with Section 11.1 of this Indenture.

(c)    The Trustee hereby agrees not to cause the filing of a petition in bankruptcy against any of the Obligors for the non‑payment to the Trustee of any amounts provided by this Section 6.7 until at least one year and one day (or, if longer, the applicable preference period) after the Payment in Full of all of the Notes.

(d)    The amounts payable to the Trustee on any Payment Date pursuant to Section 6.7(a) shall not exceed the amounts permitted to be applied to such Administrative Expenses on such Payment Date as provided in and in accordance with the Priority of Payments, and the Trustee shall have a lien ranking senior to that of the Holders upon all property and funds held or collected as part of the Collateral to secure payment of amounts payable to the Trustee under Section 6.7 not to exceed such amount with respect to any Payment Date, provided that (x) the Trustee shall not institute any Proceeding for the enforcement of such lien except in connection with an action pursuant to Section 5.3 for the enforcement of the lien of this Indenture for the benefit of the Secured Parties, and (y) the Trustee may only enforce such a lien in conjunction with the enforcement of the rights of Holders in the manner set forth in Sections 5.4. For the avoidance of doubt, any amount payable to the Trustee pursuant to Section 6.7(a) and not paid on any Payment Date pursuant to this paragraph shall remain outstanding and be payable on the next Payment Date (subject to the limitations of this paragraph and the Priority of Payments).

The Trustee Fee shall be computed on the basis of 30 days elapsed in each month of the applicable Collection Period divided by 360, and fees applicable to periods shorter or longer than each quarterly period shall be prorated based on the number of days within such period. Subject to Section 6.1(c)(iv) and Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder, provided that nothing herein shall impair or affect the Trustee’s rights under Section 6.9. No direction by a Majority of the Noteholders shall affect the right of the Trustee to collect amounts owed to it under this Indenture.

The payment of any fee or expense due to the Trustee is subject to the availability of funds and the Priority of Payments. If, on any date when a fee shall be payable to the Trustee pursuant to this Indenture, insufficient funds are available for the payment thereof, any portion of a fee not so paid shall be deferred and payable, together with compensatory interest thereon (at a rate not to exceed the federal funds rate), on such later date on which a fee shall be payable and sufficient funds are available therefor. The Obligors’ obligations under this Section 6.7 shall survive the termination of this Indenture and the resignation or removal of the Trustee pursuant to Section 6.9.

Section 6.8    Corporate Trustee Required; Eligibility.
There shall at all times be a Trustee hereunder which shall be an organization, corporation, association or other entity Independent of the Obligor, organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a long term senior unsecured debt rating of at least “BBB” by S&P or KBRA or “Baa2” by Moody’s and having an office within the United States. If such organization, corporation, association or other entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization, corporation, association or other entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9    Resignation and Removal; Appointment of Successor.
(a)    No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10. The indemnification in favor of the Trustee in Section 6.7 shall survive any resignation or removal of the Trustee (to the extent of indemnified liabilities, costs, expenses and other indemnified amounts arising or incurred prior to, or arising as a result of actions or omissions occurring prior to, such resignation or removal).

(b)    The Trustee may resign at any time by giving 30 days’ prior written notice thereof to the Obligors, the Noteholders and the Servicer.

(c)    The Trustee may be removed at any time by Act of a Majority of the Noteholders.

(d)    If at any time:

(i)    the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Obligors or by a Majority of the Noteholders; or

(ii)    the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Issuer, by Issuer Order, may remove the Trustee or (B) subject to Section 5.12, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)    Upon (i) receiving any notice of resignation of the Trustee, (ii) any determination that the Trustee be removed, or (iii) any vacancy in the position of Trustee, then the Obligors shall promptly appoint a successor Trustee or Trustees by written instrument, in duplicate, executed by an Authorized Officer of each Obligor, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, provided that such successor Trustee shall be appointed (i) only upon the written consent of a Majority of the Noteholders, and (ii) subject to the approval of the Servicer, not to be unreasonably withheld by the Servicer. If the Obligors shall fail to appoint a successor Trustee within 30 days after such notice of resignation, determination of removal or the occurrence of a vacancy, a successor Trustee may be appointed by Act of a Majority of the Noteholders with the consent of the Servicer (not to be unreasonably withheld). If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, determination of removal or the occurrence of a vacancy, then the Trustee to be replaced, or any Noteholder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee. Notwithstanding the foregoing, at any time that an Event of Default shall have occurred and is continuing, a Majority of the Noteholders shall have, in lieu of the Obligors, the Obligors’ rights to appoint a successor Trustee, such rights to be exercised by notice delivered to the Obligors and the retiring Trustee. Any successor Trustee shall, forthwith upon its acceptance of such appointment in accordance with Section 6.10, become the successor Trustee and supersede any predecessor Trustee.

(f)    The Obligors shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee (which shall be subject to the approval of the Servicer, not to be unreasonably withheld) to the Servicer and to the Holders of the Notes as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Obligors fail to deliver any such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Obligors.

(g)    Any resignation or removal of the Trustee under this Section 6.9 shall be an effective resignation or removal of the Bank in all capacities under this Indenture.

Section 6.10    Acceptance of Appointment by Successor.
Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Obligors and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Obligors or a Majority of the Noteholders or the successor Trustee, such retiring Trustee shall, upon payment of all fees, expenses and indemnification then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(d). Upon request of any such successor Trustee, the Obligors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Section 6.11    Merger, Conversion, Consolidation or Succession to Business of Trustee.
Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee (which for purposes of this Section 6.11 shall be deemed to be the Trustee) shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12    Co‑Trustees and Separate Trustee.
At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Obligors and the Trustee (which for purposes of this Section 6.12 shall be deemed to be the Trustee) shall have power to appoint one or more Persons to act as co-Trustee jointly with the Trustee of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to Section 5.4 and to make such claims and enforce such rights of action on behalf of the Noteholders subject to the other provisions of this Section 6.12.

The Obligors shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-Trustee. If the Obligors do not join in such appointment within 15 days after the receipt by it of a request to do so, the Trustee shall have power to make such appointment.

The Obligors shall, on request, execute, acknowledge and deliver any and all instruments required by any co-Trustee so appointed to confirm the applicable property, title, right or power attributable to the co-Trustee. The Obligors agree to pay for any reasonable fees and expenses in connection with such appointment.

Every co-Trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)    the Notes shall be authenticated and delivered by, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be transferred to or pledged with, the Trustee hereunder, shall be exercised solely by, the Trustee;

(b)    the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-Trustee jointly in the case of the appointment of a co-Trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-Trustee;

(c)    the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order with a copy to the Servicer, may accept the resignation of or remove any co-Trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-Trustee without the concurrence of any Obligor. A successor to any co-Trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d)    no co-Trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e)    the Trustee shall not be liable by reason of any act or omission of a co-Trustee; and

(f)    any Act of the Noteholders delivered to the Trustee shall be deemed to have been delivered to each co-Trustee.

Section 6.13    Representations and Warranties of the Trustee.
The Trustee represents and warrants that: (a) the Trustee is a national banking association or a state‑chartered banking association or corporation with trust powers, duly and validly existing under the laws of the United States or a state thereof, with corporate power and authority to execute, deliver and perform its obligations under this Indenture, and is duly eligible and qualified to act as Trustee under this Indenture; (b) this Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (c) neither the execution or delivery by the Trustee of this Indenture nor performance by the Trustee of its obligations under this Indenture requires the consent or approval of, the giving notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States or any state thereof governing the banking or trust powers of the Trustee; and (d) as of the Closing Date, the Trustee is eligible under Section 6.8 to serve as Trustee hereunder.

Section 6.14    Representative for Holders of the Notes Only; Agent for all other Secured Parties.
With respect to the security interests created hereunder, the pledge of any item of Collateral to the Trustee is to the Trustee as representative of the Holders of the Notes and agent for each of the other Secured Parties; in furtherance of the foregoing, the possession by the Trustee of any item of Collateral, the endorsement to or registration in the name of the Trustee of any item of Collateral are all undertaken by the Trustee in its capacity as representative of the Holders of the Notes and agent for each of the other Secured Parties. The Trustee shall have no fiduciary duties to any Person, provided that the foregoing shall not limit any of the express obligations of the Trustee under this Indenture.

Section 6.15    Right of Trustee in Capacity of Registrar, Intermediary or Bank.
In the event that the Trustee is also acting in the capacity of Registrar, Intermediary or Bank hereunder, the rights, protections, immunities or indemnities afforded to the Trustee pursuant to this Article VI shall also be afforded to the Trustee in its capacity as Registrar, Intermediary or Bank.

ARTICLE VII.

REPRESENTATIONS, WARRANTIES AND COVENANTS
Section 7.1    Payment of Principal and Interest.
The Issuer will duly and punctually pay the principal of, Make-Whole Amount, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture. The Obligors shall pay interest on overdue principal and any Make-Whole Amount at the Default Rate and shall pay interest on overdue installments of interest (excluding Additional Interest) at the Default Rate to the extent lawful. Amounts otherwise payable in accordance with Section 11.1, properly withheld under the Code, the United States Treasury Regulations under the Code or other applicable law, by the Obligors, the Trustee, or any other Person from a payment to any Holder of the Notes of interest, principal, and/or any other distribution shall be considered as having been paid by the Obligors to such Holder for all purposes of this Indenture, and the Obligors shall not be obligated to pay any additional amounts to such Holder or any beneficial owner of the Notes as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

Section 7.2    Compliance With Laws.
Each Obligor will comply with applicable laws, rules, regulations, writs, judgments, injunctions, decrees, awards and orders with respect to it, its business and its properties, except to the extent any such failure to comply would not have a Material Adverse Effect on the transactions contemplated hereby.

Section 7.3    Independent Manager.

Each Obligor will at all times maintain two Independent Managers which may be the same Independent Managers for each Obligor, provided that no Obligor shall be in breach of this covenant if an Independent Manager resigns, is unable to serve as an Independent Manager or is otherwise incapacitated so long as such Obligor and its governing body replaces such Independent Manager promptly thereafter in accordance with such Obligor’s Constitutive Documents.

Section 7.4    Compliance With Constitutive Documents.

Each Obligor will at all times comply with its Constitutive Documents, except to the extent any such failure to comply would not have a Material Adverse Effect on the transactions contemplated hereby.

Section 7.5    Reserved.

Section 7.6    Maintenance of Books and Records; Maintenance of Office or Agency.
(a)    The Obligors shall maintain and implement administrative and operating procedures reasonably necessary in the performance of its obligations under the Transaction Documents to which it is a party, and each Obligor shall keep and maintain or cause to be kept and maintained at all times in the registered office of such Obligor specified in its respective Constitutive Documents, all documents, books, records, accounts and other information as are required under applicable law.

(b)    The Obligors shall maintain an office or agency at 9 West 57th Street, 43rd Floor New York, New York 10019. The Obligors shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Obligors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office and the Obligors hereby appoint the Trustee as their agent to receive all such presentations and surrenders.

Section 7.7    Money for Security Payments to be Held in Trust.
All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Accounts shall be made on behalf of the Obligors.

Section 7.8    Existence of Obligors, Etc.
(a)    Each Obligor shall maintain its legal existence in good standing as a Delaware limited liability company and take all reasonable steps to hold itself out to the public as a legal entity separate and distinct from any other Person, including its member. Each Obligor shall keep its principal place of business at the address specified on Schedule A. Each Obligor shall keep separate books and records and will not commingle its respective funds with those of any other Person.

(b)    Each Obligor shall (i) file its own income tax returns, if any, as may be required under applicable law, to the extent not treated as a disregarded entity or a division, or part of, for tax purposes of another taxpayer, and pay any material taxes so required to be paid under applicable law solely from its own assets; (ii) except with respect to each other Obligor (as expressly permitted by this Indenture or the other Transaction Documents) not commingle its assets with assets of any other Person; (iii) conduct its business solely in its own name and strictly comply with all organizational formalities necessary to maintain its separate existence (and all such formalities have been complied with since the Obligor’s formation); (iv) maintain separate financial statements (it being understood that, if an Obligor’s financial statements are part of a consolidated group with its Affiliates, then (1) any such consolidated statements shall contain a note indicating such Obligor’s separateness from any such Affiliates and that its assets are not available to pay the debts of any such Affiliate, except to the extent of its equity interest and (2) the Obligor’s assets shall also be listed on its own separate balance sheet, if any); (v) except with respect to each other Obligor (as expressly permitted by this Indenture or the other Transaction Documents) pay its own liabilities only out of its own funds and only enter into contracts or agreements with affiliates in the ordinary course of business and upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be obtained on an arm’s length basis with unaffiliated third parties; (vi) maintain an arm’s-length relationship with its Affiliates; (vii) except with respect to each other Obligor (as expressly permitted by this Indenture or the other Transaction Documents) not hold out its credit or assets as being available to satisfy the obligations of others; (viii) allocate fairly and reasonably shared expenses with Affiliates (including, without limitation shared office space); (ix) use separate invoices and checks bearing its own name and not of any other entity (unless such entity is clearly designated as being the Obligor’s agent); (x) except with respect to each other Obligor (as expressly permitted by this Indenture or the other Transaction Documents) not pledge its assets as security for the obligations of any other Person; (xi) intend to maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities solely from its own assets; (xii) not take any Material Action without the affirmative vote of its Independent Manager; and (xiii) hold all of its assets solely in its own name.

Section 7.9    Protection of Collateral. Each Obligor shall cause the taking of such action as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Trustee in the Collateral. Each Obligor shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable, to secure the rights and remedies of the Trustee for the benefit of the Secured Parties hereunder and to:

(i)	Grant more effectively all or any portion of the Collateral;

(ii)	maintain, preserve and perfect any Grant made or to be made by this Indenture including the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii)
perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)	enforce any of the Collateral;

(v)	preserve and defend title to the Collateral and the rights therein of the Secured Parties against the claims of all Persons and parties; or

(vi)	pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.
Each Obligor authorizes its counsel to file a Financing Statement in the appropriate jurisdiction in connection with the Grant pursuant to this Indenture that names such Obligor as “Debtor” and the Trustee on behalf of the Secured Parties as “Secured Party” and that identifies “all assets” as the collateral Granted to the Trustee. Each Obligor further appoints the Trustee as its agent and attorney-in-fact for the purpose of preparing and filing any other Financing Statement, continuation statement or other instrument as may be required pursuant to this Section 7.9(a).
Section 7.10    Debt Service Coverage Ratio. The Obligors shall not permit the Debt Service Coverage Ratio for any Interest Payment Date to be less than [***]:1.00 as set forth in a Calculation Officer’s Certificate delivered to a Trust Officer of the Trustee on or prior to such Interest Payment Date, provided that the Obligors shall be deemed in compliance with this Section 7.10 if, on or prior to the applicable Determination Date, the Obligors shall have received aggregate cash equity contributions from the respective Funding Companies that if treated as additional Collections during the immediately preceding Collection Period would have resulted in the Debt Service Coverage Ratio for such Interest Payment Date being greater than or equal to [***]:1.00 as set forth in a Calculation Officer’s Certificate delivered to a Trust Officer of the Trustee on or prior to such Interest Payment Date.

Section 7.11    Performance of Obligations

The Obligors may contract with other Persons, including the Servicer, for the performance of actions and obligations to be performed by the Obligors hereunder or any other Transaction Document by such Persons and the performance of the actions and other obligations with respect to the Collateral of the nature set forth in the Servicing Agreement by the Servicer. Notwithstanding any such arrangement, the Obligors shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Obligors; and the Obligors will punctually perform, and use their commercially reasonable efforts to cause the Servicer or such other Person to perform, all of their obligations and agreements contained in the Servicing Agreement or such other agreement.

Section 7.12    Negative Covenants. No Obligor shall:

(i)    sell, transfer, assign, participate, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (by security interest, lien (statutory or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise) (or permit such to occur or suffer such to exist) (“Transfer”), any part of the Collateral except liens granted pursuant to this Indenture; provided that, nothing in this section shall prevent an Obligor from Transferring all or any part of the Collateral to another Obligor, provided further that the recipient Obligor shall ensure that such Collateral is Delivered to the Trustee in accordance with Section 3.2(b);

(ii)    claim any credit on, or make any deduction from, the principal, Make-Whole Amount, if any, or interest payable or amounts distributable in respect of the Notes (other than amounts required to be withheld in accordance with the Code or any other applicable law) or assert any claim against any present or future Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral (other than taxes levied or assessed in respect of amounts required to be deducted or withheld from the principal or interest payable in respect of the Notes required pursuant to the Code and other applicable laws);

(iii)    (A) incur or assume or guarantee any indebtedness or any contingent obligations, other than the Notes or pursuant to this Indenture or obligations under the other Transaction Documents or (B) issue any additional securities (other than the issuance of its equity on the date hereof and any Additional Notes), it being understood that additional capital contributions to the Obligors and the issuance of equity not constituting a Change of Control in respect thereof are not prohibited by this clause (iii);

(iv)    (A) permit the validity or effectiveness of this Indenture or any other Transaction Document or any Grant hereunder or thereunder to be impaired, or permit the lien of this Indenture or under any other Transaction Document to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or any other Transaction Document, except as may be expressly permitted hereby, (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (including any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise, other than the lien of this Indenture or the liens under any other Transaction Document) to be created on or extend to or otherwise arise upon or burden the Collections, the Collateral or any part thereof, any interest therein or the proceeds thereof, or (C) take any action that would cause the lien of this Indenture or any other Transaction Document not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except as may be expressly permitted hereby (or in connection with a disposition of Collateral required hereby);

(v)    make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of this Indenture and the other Transaction Documents;

(vi)    become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease or hire any employees (other than in accordance with this Indenture) it being understood that if any Obligor requires employees to conduct its business, it shall hire such employees and compensate them solely from its own assets;

(vii)    enter into any transaction with any Affiliate other than (A) the Transaction Documents, (B) the transactions relating to the offering and sale of the Notes or (C) transactions on terms that are not materially less favorable to the applicable Obligor than those obtainable in an arm’s length transaction with a wholly unaffiliated Person;

(viii)    maintain any bank accounts other than the Accounts;

(ix)    change its name without delivering to the Trustee 10 Business Days prior notice thereof and thereafter promptly filing appropriate amendments to all previously filed financing statements and continuation statements and any additional financing statements in the appropriate jurisdiction, as applicable;

(x)    fail to pay any tax, assessment, charge or fee with respect to the Collateral, or fail to defend any action, if such failure to pay or defend will adversely affect the priority or enforceability of the lien over the Collateral created by this Indenture;

(xi)    provide any instructions pursuant to Section 6.1 of each Lower Tier Transfer Agreement without the prior written consent of the Majority of the Noteholders, except for any instructions not adverse to the Noteholders;

(xii)    acquire any assets or take any action that would require it to register as an “investment company” under the Investment Company Act;

(xiii)    fail to correct any known misunderstanding regarding its separate identity;

(xiv)    identify itself as a division or department of any other Person;

(xv)    maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person; or

(xvi)    acquire or form any subsidiary.

Without limiting the foregoing, no Obligor shall (A) engage in any transaction with any Person that would constitute a conflict of interest (provided that its entering into and performance of its obligations under the Transaction Documents shall not be deemed to be a transaction that would constitute a conflict of interest) or (B) pay distributions on its equity interests other than in accordance with the terms of this Indenture and its Constitutive Documents.

Section 7.13    No Consolidation.
No Obligor shall consolidate or merge with or into any other Person or, other than the security interest Granted to the Trustee pursuant to this Indenture, convey or transfer all or substantially all of its assets to any Person.

Section 7.14    No Other Business; Etc.
No Obligor shall engage in any business or activity other than issuing the Notes pursuant to this Indenture and selling the Notes, and acquiring, owning, holding, selling, pledging, contracting for the management of and otherwise dealing with Participations and other Collateral in connection therewith and such other activities which are necessary, required or advisable to accomplish the foregoing, provided that the Obligors shall be permitted to enter into any additional agreements not expressly prohibited by Section 7.12. No Obligor shall amend, or permit the amendment of, its Constitutive Documents without prior written consent of each Holder (unless such amendment could not reasonably be expected to materially adversely affect any of such Obligor, the Collateral or the interests of the Trustee and Obligor therein and notice thereof has been given to the Trustee and each Holder). Notwithstanding the foregoing, no Obligor will amend its Constitutive Documents without giving notice to the Servicer and the Noteholders.

Section 7.15    Compliance with Servicing Agreement.
Each of the Obligors agrees to perform all actions required to be performed by it, and to refrain from performing any actions prohibited, under the Servicing Agreement. Each Obligor also agrees to take all actions as may be necessary to ensure that all of such Obligor’s representations and warranties made pursuant to the Servicing Agreement are true and correct as of the date thereof and continue to be true and correct for so long as any Notes are Outstanding. Each Obligor further agrees not to authorize or otherwise to permit the Servicer to act in contravention of the representations, warranties and agreements of the Servicer under the Servicing Agreement.

Section 7.16    Information.
The Obligors shall deliver, or cause to be delivered, to a confidential data room that each Noteholder has access to:
(a)     within 90 days after the end of each quarterly fiscal period in each fiscal year of the Funding Companies (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of, an unaudited (x) combined balance sheet of the Funding Companies at the end of such quarter (including a footnote thereto denoting the total assets of the Obligors), and (y) combined statements of income, changes in shareholders’ equity and cash flows of the Funding Companies for such quarter, prepared in accordance with GAAP applicable to quarterly financial statements generally, subject to the absence of footnotes (except as required above) and to changes resulting from year-end adjustments and certified by an Authorized Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows;

(b)    within 120 days after the end of each fiscal year of the Funding Companies, duplicate copies of an audited (x) combined balance sheet of the Funding Companies at the end of such year (including a footnote thereto denoting the total assets of the Obligors), and (y) combined statements of income, changes in shareholders’ equity and cash flows of the Funding Companies for such year, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; and
(c)    promptly, and in any event within 5 days after an Authorized Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder, a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or propose to take with respect thereto.
Each set of financial statements delivered to a Holder of a Note pursuant to Section 7.16(a) or Section 7.16(b) shall be accompanied by a certificate of an Authorized Officer certifying that such Authorized Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Obligors from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Obligors shall have taken or proposes to take with respect thereto.
Section 7.17    Rating.
(a)    The Issuer shall obtain a confidential private rating by the Rating Agency on the Closing Date of [***] for the Initial Notes and shall continue to maintain a confidential private rating thereafter until the Secured Obligations are Paid in Full. The Obligors shall provide the Rating Agency with any information as to the Obligors’ affairs as may be reasonably requested by the Rating Agency in connection with such ratings. The Trustee shall have no obligation to monitor or confirm that such rating has been obtained. On the Closing Date and annually thereafter if requested by any Noteholder, the Obligors shall provide to each Noteholder a copy of a letter evidencing such confidential private rating, which letter shall (i) include a reference to the private placement number for the Notes and (ii) be in a form that may be provided to the SVO.
(b)    The Issuer shall obtain a confidential private rating by the Rating Agency on the date of any Additional Issuance, as may be specified in the related note purchase agreement and supplemental indenture for any Additional Notes and shall continue to maintain a confidential private rating as set forth in Section 7.17(a). The Obligors shall provide the Rating Agency with any information as to the Obligors’ affairs as may be reasonably requested by the Rating Agency in connection with such ratings. The Trustee shall have no obligation to monitor or confirm that such rating has been obtained.
Section 7.18    Certain Tax Matters.

(a)    Each Obligor shall timely file, or cause to be filed, all income tax returns and other material information statements and material tax returns relating to such Obligor’s income and assets required by any governmental authority and shall pay or cause to be paid any material amounts of taxes required to be paid on income derived from the Collateral, except to the extent any such taxes are being contested in good faith by appropriate proceedings and with respect to which any Obligor, as the case may be, has established adequate reserves in accordance with GAAP.

(b)    For United States federal, state and local income tax purposes (i) (x) the Issuer shall be treated as a disregarded entity within the meaning of U.S. Treasury Regulation section 301.7701-3 of APH Funding 1, LLC and (y) each of APH Finance 2, LLC and APH Finance 3, LLC shall be treated as disregarded entities of a foreign partnership within the meaning of U.S. Treasury Regulation section 301.7701-3, (ii) APH Funding 1, LLC shall be treated as a foreign partnership and each of APH Funding 2, LLC and APH Funding 3, LLC shall be treated as disregarded entities of a foreign partnership within the meaning of U.S. Treasury Regulation section 301.7701-3 and, with respect to APH Funding 3, LLC, all of the income of such foreign entity is allocable (directly or through one or more other entities that are partnerships or disregarded entities for such purposes) to persons that are United States persons within the meaning of section 7701(a)(30) of the Code and (iii) the Notes (and any Additional Notes) issued by the Issuer shall be treated as indebtedness of the Funding Company as to which the Issuer is a disregarded entity. None of the Obligors shall take any action or adopt any position for such purposes contrary to the foregoing treatment in this Section 7.18(b), unless required by a “determination” within the meaning of Section 1313 of the Code.

Section 7.19    Additional Guarantors.    Additional Persons may be added as Guarantors hereunder, without the prior written consent of the Trustee or any Noteholder; provided that the following conditions are satisfied on or before the date of such addition:
(a)    such proposed additional Guarantor shall have executed and delivered to the Trustee and each Purchaser an agreement substantially in the form attached hereto as Exhibit C (an “Assumption Agreement”);
(b)    such proposed additional Guarantor shall have delivered to the Trustee and each Purchaser an Officer’s Certificate certifying as to (i) such proposed additional Guarantor’s Constitutive Documents as then in effect and (ii) copies of such customary certificates of resolutions or other action and incumbency certificates of such proposed additional Guarantor evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with this Indenture and the other Transaction Documents to which such proposed additional Guarantor is to be a party and authorizing the execution, delivery and performance of such Transaction Documents, and that such resolutions have not been modified, rescinded or amended and are in full force and effect;
(c)    such proposed additional Guarantor shall have executed and delivered to the Trustee and each Purchaser a lower tier transfer agreement substantially in the form of the Lower Tier Transfer Agreements signed on the Closing Date;
(d)    such proposed additional Guarantor shall have established a collection account that is either subject to the Blocked Account Control Agreement or another account control agreement that is substantially similar thereto;
(e)    such proposed additional Guarantor shall have executed and delivered to the Trustee and each Purchaser copies of any other instrument or document, fully executed (as applicable),

necessary to consummate and perfect the Grant set forth in the Granting Clauses of this Indenture of a perfected security interest that is of first priority, free of any adverse claim or the legal equivalent thereof in favor of the Trustee on behalf of the Holders of the Notes in all of such proposed additional Guarantor’s right, title and interest in and to the Collateral pledged to the Trustee for inclusion in the Collateral, including compliance with the provisions of Section 3.2;
(f)    such proposed additional Guarantor shall not be a “Debtor Party” as defined in the Opinion of Counsel relating to substantive consolidation delivered with respect to the Obligors on the Closing Date; and
(g)    each Noteholder and the Trustee shall have received opinions covering corporate, security interest, true sale and non-consolidation matters with respect to the additional Guarantor by counsel in the relevant jurisdiction in substantially the same form as those opinions delivered on the Closing Date covering such matters.
Section 7.20    Representations Relating to Security Interests in the Collateral. Each Obligor hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which Collateral is Granted to the Trustee hereunder):
(i)    Such Obligor shall continue to own all applicable Collateral free and clear of any lien, claim or encumbrance of any Person, other than such as are created under this Indenture.

(ii)    Such Obligor shall not authorize the filing of, and shall promptly notify the Trustee after actual knowledge thereof, of any Financing Statements against such Obligor that include a description of collateral covering the Collateral other than any Financing Statement relating to the security interest Granted to the Trustee hereunder or that has been terminated, and such Obligor shall promptly notify to a Trust Officer of the Trustee after actual knowledge thereof of any judgment, PBGC liens or tax lien filings against such Obligor.

(iii)    Such Obligor will cause, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral Granted to the Trustee for the benefit and security of the Secured Parties.

(iv)    Such Obligor shall not allow the Accounts to be in the name of any Person other than the Obligors or the Trustee. The Obligor shall not consent to the Intermediary complying with the Entitlement Order of any Person other than the Trustee.

Section 7.21    Certain Regulations.
The terms of Sections 5.10, 5.19, 5.20 of the Note Purchase Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms for the benefit of the Trustee.
ARTICLE VIII.

AMENDMENTS, SUPPLEMENTS AND WAIVERS
Section 8.1    Form.

(a)    Any provision of this Indenture or the other Transaction Documents may be amended, modified or waived if such amendment, modification or waiver is in writing and signed by, to the extent required by this Section 8.1, the Trustee, and in the case of an amendment, by the parties hereto or thereto, as applicable, or in the case of a waiver, by the party against whom the waiver is to be effective, provided that any Transaction Document to which the Trustee is not a party may be amended, modified or waived without the Trustee’s consent to:

(i)    add to the covenants of the Subject Parties or add additional rights or benefits for the benefit of the Secured Parties;
(ii)    cure any ambiguity, or cure, correct or supplement any defective or inconsistent provision contained in such Transaction Document so long as such cure, correction or supplement does not adversely affect the rights of the Noteholders in any material respect; or
(iii)    amend, modify or otherwise accommodate changes to such Transaction Document that are not reasonably likely to be material and adverse to Noteholders to comply with any law, rule or regulation enacted by the U.S. federal government or any other state or agency thereof or non-U.S. government or any U.S. or non-U.S. regulatory agency that is applicable to the Obligors or the transactions contemplated therein (including the Dodd-Frank Act and commodity pool rules);
(iv)    provide for additional Funding Companies and Finance Companies for purposes of effecting the transfer of Other Funds pursuant to the Support Letter.
Any purported amendment, modification or waiver that is not in compliance with this Section 8.1 will be void ab initio.

(b)    Amendments, Supplements, Waivers Without Consent of Noteholders. Without the consent of any of the Noteholders, the Obligors, when duly authorized, and the Trustee may, from time to time and at any time, enter into one or more supplemental indentures or amendments to this Indenture or, to the extent applicable and not covered by paragraph (a) above, any of the other Transaction Documents to:

(i)    add to the covenants of the Obligors or the Trustee or add additional rights or benefits for the benefit of the Secured Parties;
(ii)    convey, transfer, assign, mortgage or pledge any property permitted to be acquired under this Indenture to or with the Trustee or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes, provided that, if any Notes would be materially and adversely affected by such amendment or supplemental indenture entered into pursuant to this clause (ii), the consent to such amendment or supplemental indenture has been obtained from a Majority of the Noteholders so affected pursuant to Section 8.1(c);
(iii)    evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;
(iv)    correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.9 or otherwise) or to subject to the lien of this Indenture any additional property permitted to be acquired under this Indenture;
(v)    cure any ambiguity, or cure, correct or supplement any defective or inconsistent provision contained in this Indenture, the Transaction Documents or in the Notes so long as such cure, correction or supplement does not adversely affect the rights of the Noteholders in any material respect;
(vi)    amend, modify or otherwise accommodate changes to this Indenture that are not reasonably likely to be material and adverse to Noteholders to comply with any law, rule or regulation enacted by the U.S. federal government or any other state or agency thereof or non-U.S. government or any U.S. or non-U.S. regulatory agency that is applicable to the Obligors, Notes or the transactions contemplated herein (including the Dodd-Frank Act and commodity pool rules);
(vii)     change the day of the month on which reports are required to be delivered under this Indenture, provided that such change does not decrease the frequency with which such reports are required to be delivered; or
(viii)     provide for the Additional Notes in accordance with the terms of this Indenture.
In addition to the foregoing, without the consent of any Noteholder, the Obligors and the Trustee, at any time and from time to time, may enter into one or more supplements hereto to amend the Priority of Payments following the Closing Date in order to provide for supplemental scheduled payments of principal of Additional Notes and/or the reallocation of a specified percentage of cash flow to pay principal of Additional Notes upon the occurrence of specified trigger events to be set forth in the related indenture supplement subject to satisfaction of the conditions precedent to issuance of such Additional Notes set forth in this Indenture, provided that no such amendment shall adversely affect the rights of any Holder of Outstanding Notes without the prior written consent of each such Noteholder, provided, further that any amendment to the Priority of Payments to provide for allocations or payments that are senior to any amount payable to the Holders of Outstanding Notes shall be deemed to adversely affect the rights of such Holders for purposes of the immediately preceding proviso.
Prior to the execution of any proposed supplemental indenture or amendment pursuant to this Section 8.1(b), the Trustee, at the expense of the Obligors, shall deliver to the Noteholders and the Servicer a copy of such proposed supplemental indenture or amendment, as applicable, together with an Officer’s Certificate of the Issuer (addressed to the Trustee, the Servicer and the Noteholders) certifying that such amendment or modification is permitted without Noteholder consent under Section 8.1(b).
(c)    Amendments, Supplements and Waivers With Consent of Noteholders. With the consent of the Majority of the Noteholders, the Obligors, when duly authorized, and the Trustee may, from time to time and at any time, enter into one or more supplemental indentures or amendments, for the purpose of supplementing or amending any provisions to or changing in any manner or waiving compliance with or eliminating any of the provisions of this Indenture or the other Transaction Documents or consenting to an amendment or modification of the Constitutive Documents of any Obligor (to the extent required thereby), provided, however, that without the consent of each Noteholder, no such supplemental indenture or amendment shall:

(i)     reduce the rate or change the time of payment of any interest on any of the Notes;

(ii)     modify any provisions of this Indenture or the Notes with respect to the payment of the Notes;

(iii)     permit the creation of any lien on the Collateral equal or prior to the lien of this Indenture or deprive any of the Noteholders of a lien on the Collateral;

(iv)     change the percentage of principal amount of the Notes then outstanding required to consent to an amendment, supplement or waiver or to take any action in respect of any other matter hereunder;

(v)     amend or modify Section 5.1, Section 5.6, this Section 8.1 or the respective definitions of “Outstanding” or “Majority of Noteholders” in Article I or the definition of “Noteholder”;

(vi)    amend or modify Article XI; unless such amendment or modification could not reasonably be expected to materially adversely affect any Noteholder;

(vii)     reduce the principal of or change the Maturity of any or reduce the Make-Whole Amount payable upon the redemption of the Notes or change the time at which the Notes may be redeemed pursuant to this Indenture, provided that any amendment to the minimum notice requirement may be made with the consent of the Holders of a Majority of the Notes;

(viii)    (x) waive a Default or Event of Default in the payment of principal of, Make-Whole Amount, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a Majority of the Notes, or (y) amend, modify or waive any covenant or provision contained in this Indenture or the other Transaction Documents which cannot be amended or modified in accordance with its terms without the consent of each Holder of Notes;

(ix)    make the Notes payable in money other than that stated therein;

(x)    amend the contractual right of any Holder expressly set forth in this Indenture and the Notes to institute suit for the enforcement of any payment of principal, Make-Whole Amount, if any, and interest on such Holder’s Notes on or after the due dates therefor;

(xi)    make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

(xii)    modify the documents governing the Collateral in any way adverse to the Holders.

It shall not be necessary for the consent of the Holders under this Section 8.1(c) to approve the particular form of any proposed amendment or waiver, and it shall be sufficient if such consent approves the substance thereof.

The Obligors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of interest, fee or otherwise, or grant any security, to any Noteholder as consideration for or as an inducement to the consent by such Noteholder to any waiver, consent, amendment, supplement or supplemental indenture unless such remuneration is concurrently paid, or security is offered, on the same terms, ratably to each Noteholder.

Promptly after the execution by the Obligors and the Trustee of any supplemental indenture or other amendment of the Transaction Documents, the Trustee, at the expense of the Obligors, shall deliver to the Holders of the Notes and the Servicer a copy of such supplemental indenture or other amendment. Any failure of the Trustee to publish or deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or other amendment.

Section 8.2    Execution of Supplemental Indentures.
In executing or accepting the additional trusts created by any supplemental indenture or amendment to other Transaction Documents permitted by this Article VIII or the modifications thereby, the Trustee shall be entitled to receive, and shall be fully protected in relying upon an Officer’s Certificate stating that the execution of such supplemental indenture or other amendment to a Transaction Document is authorized or permitted by this Indenture and the other Transaction Documents and that all conditions precedent thereto have been complied with. The Trustee may, but shall not be obligated to, enter into (or consent to the entry into) any such supplemental indenture or other amendment to a Transaction Document which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 8.3    Effect of Supplemental Indentures.
Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of the Notes theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.4    Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 8.5    Reference in Notes to Supplemental Indentures.
Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notation in form approved by the Issuer as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Trustee and the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 8.6    Effect on the Servicer.

Unless the Servicer has been given prior written notice of such amendment and has consented thereto in writing, no supplemental indenture may (1) affect the obligations or rights of the Servicer under this Indenture or the Servicing Agreement including modifying the restrictions on the acquisitions of Additional Participations (including the definition of “Participation”) or expanding or restricting the Servicer’s discretion, (2) affect the amount or priority of any fees or other amounts payable to the Servicer under the Servicing Agreement and this Indenture or (3) otherwise materially and adversely affect the Servicer.

ARTICLE IX.

REDEMPTION OF SECURITIES
Section 9.1    Optional Redemption.
At any time on or after the Closing Date, the Issuer may redeem the Notes in whole or in part (but in no case less than 5% of the outstanding principal amount of Notes), at their option, upon not less than ten nor more than sixty days’ prior notice, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Register, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to but excluding, the date of redemption (the “Redemption Price”) plus the relevant Make-Whole Amount, if any, and, if such redemption is for all Outstanding Notes, together with all other amounts otherwise due and payable on the Redemption Date.

Any redemption of Notes may, at the Issuer’s discretion, be subject to one or more conditions precedent. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied or waived by the Issuer in its sole discretion, or such redemption may not occur and such notice may be modified or rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed.

Section 9.2    Notice by the Issuer of Optional Redemption.
The Issuer shall notify the Trustee and the Trustee shall forward the notice received by the Trustee of any Optional Redemption by overnight courier or by first‑class mail, postage prepaid, and at the expense of the Issuer, mailed to each Noteholder at such Noteholder’s address in the Register or e-mailed to such Noteholder at such Noteholder’s e-mail address in the Register, in each case not less than 10 days prior and not more than 60 days prior to the applicable Redemption Date.

All notices of redemption shall state:

(a)    the Redemption Date;

(b)    the Redemption Price;

(c)	the principal amount of the Notes to be redeemed;

(d)    the Section of this Indenture pursuant to which the Notes are to be redeemed; and

(e)    any conditions to the redemption of the Notes.

Such redemption notice shall be accompanied by a certificate of an Authorized Officer of the Issuer as to the estimated Make-Whole Amount (if any) due in connection with such redemption (calculated as if the date of such notice were the Redemption Date), setting forth the details of such computation. Two Business Days prior to such redemption, the Issuer shall deliver, or cause the Trustee to deliver, to each Holder of any Note a certificate of an Authorized Officer of the Issuer specifying the final calculation of such Make-Whole Amount as of the Redemption Date.

Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

Section 9.3    [Reserved].
Section 9.4    Notes Payable on Redemption Date.
Notice of redemption having been given pursuant to Section 9.2 and not withdrawn the Notes so to be redeemed shall, on the Redemption Date, become irrevocably due and payable at the applicable Redemption Price, subject to the satisfaction of any conditions stated in such notice, and from and after the Redemption Date (unless a default is made in the payment of any such amounts) such Notes shall cease to bear interest. In the case of each partial redemption of the Notes, the principal amount of the Notes to be redeemed shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption. If any Note called for Optional Redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the Default Rate for so long as the Note remains Outstanding.
Section 9.5    Make-Whole Amount.
The Issuer hereby promises to pay the applicable Make-Whole Amount, if any, on any principal payment of the Notes hereunder pursuant to Section 9.1, provided that, no Make-Whole Amount shall be payable in connection with any repayment of principal as a result of (i) any Partial Cash Trap Event, Full Cash Trap Event, Rapid Amortization Event, Rapid Amortization Asset Coverage Event or acceleration upon an Event of Default or (ii) an Optional Redemption to the extent effected with funds from the Principal Reserve Account that were credited thereto as a result of any Partial Cash Trap Event, Full Cash Trap Event or Asset Coverage Event.
ARTICLE X.

ACCOUNTS, ACCOUNTINGS AND RELEASES
Section 10.1    Collection of Money.
Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect from the Servicer, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Intermediary on behalf of the Trustee shall segregate and hold all such money and property received by it in the Accounts for the benefit of the Holders of the Notes and shall apply it as directed by the Servicer and as provided in this Indenture. If an Event of Default occurs, the Trustee, at the direction of the Majority of Noteholders, shall take such action as may be appropriate to enforce payment or performance, including the institution and prosecution of appropriate proceedings.

Notwithstanding anything else contained herein, the Trustee agrees that with respect to each of the Accounts, it shall cause the Intermediary establishing such accounts to enter into an Account Agreement and, if the Intermediary is the Bank, shall cause the Bank to comply with the provisions of such Account Agreement. The Trustee may open such subaccounts of any such Account as it deems necessary or appropriate for convenience of administration.

Each Account shall be established and maintained (a) with a federal or state-chartered depository institution with a short-term rating of at least “A-1” by S&P (or a long-term rating of at least “A+” by S&P if such institution has no short-term rating) and if such institution’s short-term rating falls below “A-1” by S&P (or its long-term rating falls below “A+” by S&P if such institution has no short-term rating), the assets held in such Account shall be transferred within 60 calendar days to another institution that has a short-term rating of at least “A-1” by S&P (or which has a long-term rating of at least “A+” by S&P if such institution has no short-term rating) or (b) with respect to securities accounts, in segregated trust accounts with the corporate trust department of a federal or state-chartered deposit institution subject to regulations regarding fiduciary funds on deposit, similar to Title 12 of the Code of Federal Regulation Section 9.10(b). Such institution shall have a combined capital and surplus of at least U.S.$200,000,000.

All investment or application of funds in accordance with Section 10.3 shall be made pursuant to an Officer’s Certificate (which may be in the form of standing instructions) executed by an Authorized Officer of the applicable Obligor or the Servicer on its behalf. The Obligors (or the Servicer on behalf of the Obligors) shall at all times direct the Trustee or the Intermediary, as applicable to, and, upon receipt of such Officer’s Certificate (which may be in the form of standing instructions), the Trustee or the Intermediary shall, invest or cause the investment of, pending application in accordance with Section 10.3, all funds received into the U.S. Bank Accounts during a Collection Period (except when such funds shall be required to be disbursed hereunder pursuant to an Intraperiod Distribution), and amounts received in prior Collection Periods and retained in any of the U.S. Bank Accounts as so directed, in Eligible Investments. If, prior to the occurrence of an Event of Default, the Obligors (or the Servicer on behalf of the Obligors) shall not have given any such investment directions, the Trustee shall seek instructions from the Obligors (or the Servicer on their behalf) within three Business Days after transfer of such funds to the applicable U.S. Bank Account. If the Trustee does not thereupon receive written instructions from the Obligors within five Business Days after transfer of such funds to such U.S. Bank Account, it shall invest and reinvest the funds held in such U.S. Bank Account, as fully as practicable, but only in one or more Eligible Investments maturing (as selected by the Obligors, or the Servicer on their behalf, in a writing delivered to the Trustee (which may be in the form of standing instructions) no later than the third Business Day prior to the next Interest Payment Date unless such Eligible Investments are issued by the Bank, in which event such Eligible Investments may mature up to the Business Day preceding such Interest Payment Date. After the occurrence and during the continuance of an Event of Default, the Trustee shall invest and reinvest, or cause the investment or reinvestment of, such monies as fully as practicable in Eligible Investments (as selected by the Obligors, or the Servicer on their behalf, in a writing delivered to the Trustee, which may be in the form of standing instructions) maturing not later than the earlier of (i) 30 days after the date of such investment or (ii) the third Business Day prior to the next Interest Payment Date unless such Eligible Investments are issued by the Bank, in which event such Eligible Investments may mature up to the Business Day preceding such Interest Payment Date. In the absence of any direction from the Obligors (or the Servicer on their behalf) the Trustee shall invest amounts held in each U.S. Bank Account in Eligible Investments of the type described in clause (b)(ii) of the definition thereof. All interest and other income from such Eligible Investments shall be transferred into the applicable U.S. Bank Accounts, and any gain realized from such investments shall be credited to the applicable U.S. Bank Account, and any loss resulting from such investments shall be charged to the applicable U.S. Bank Account. Except as otherwise provided herein, the Trustee shall not in any way be held liable by reason of any insufficiency of funds in any U.S. Bank Account resulting from any loss relating to any such investment; and the Trustee shall not be under any obligation to invest any funds held hereunder except as otherwise expressly set forth herein.

Section 10.2    Collection Accounts.
The Obligors have established at the Intermediary four securities accounts, (i) account number 233367001 designated as the “APH 1 Collection Account”, (ii) account number 233367002 designated as the “APH 2 Collection Account”, (iii) account number 233367003 designated as the “APH 3 Collection Account” and (iv) account number 233367000 designated as the “APH 1-3 Master Collection Account”, each of which shall be held by the Intermediary in accordance with the applicable Account Agreement. Each Collection Account shall be a “securities account” (as defined in Section 8-501 of the UCC) and the Intermediary shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC). Prior to the Closing Date, the Issuer will instruct each Purchaser (as defined in the Note Purchase Agreement) to transfer on the Closing Date the purchase price of the Notes it is purchasing on the Closing Date into the APH 1-3 Master Collection Account. On the Closing Date, the Servicer on behalf of the Issuer shall apply funds from the APH 1-3 Master Collection Account to (x) transfer the Initial Interest Reserve Amount into the Interest Reserve Account, (y) pay expenses of the Obligors incurred in connection with the establishment of the Obligors, the structuring and consummation of the offering and the issuance of the Notes and other transactions contemplated hereunder and under the other Transaction Documents and (z) distribute any remaining amounts to APH Funding 1, LLC as a distribution. Each Obligor shall, from time to time, hold all of its respective Collections in its corresponding Collection Account. In addition, each Obligor may, but under no circumstances shall be required to, hold or cause to be held from time to time such additional monies in its respective Collection Account as it deems, in its sole discretion, to be advisable. No later than five Business Days preceding each Payment Date, the Servicer shall instruct the Intermediary to transfer all amounts held in the APH 1 Collection Account as of the immediately preceding Collection Period End Date into the APH 1-3 Master Collection Account to be applied in accordance with the Priority of Payments; provided, that if there is a shortfall in the APH 1 Collection Account to make payments under clauses (a)(1) through (5) of the Priority of Payments without regard to any amounts on deposit in the Interest Reserve Account, then such shortfall shall be paid from the APH 2 Collection Account and the APH 3 Collection Account on a pro rata basis based on the amount of cash held in such Collection Accounts on such Payment Date. To the extent a Guarantor makes any such payment in respect of the foregoing, the Issuer shall be deemed to have a subordinated intercompany obligation to such Guarantor and each Obligor agrees that any such obligation shall be subject to the subordination terms set forth in Appendix 2. All property in the Collection Accounts, together with any securities in which funds included in such property are or will be invested or reinvested during the term of this Indenture, and any income or other gain realized from such investments, shall be held by the Intermediary in the Collection Account as part of the Collateral subject to disbursement and withdrawal solely as provided in this Section 10.2 and in Section 11.1. Amounts held in the Collection Accounts will be invested in Eligible Investments in accordance with the written instructions of the Servicer (which may be in the form of standing instructions). Unless and until (i) an Event of Default has occurred and is continuing or a Servicer Termination Event has occurred and is continuing and (ii) a Shifting Control Notice is delivered by the Trustee as defined in and in accordance with the applicable Account Agreement, the Intermediary shall be entitled to honor withdrawal, payment, transfer, or other instructions originated by the Servicer on behalf of an Obligor concerning the disposition of funds in each

Collection Account, but on and after the effective time of a Shifting Control Notice following the occurrence and only during the continuation of an Event of Default or following the occurrence and only during the continuation of a Servicer Termination Event, as applicable, the Intermediary shall only honor instructions originated by the Trustee concerning the disposition of funds in each Collection Account, without further consent from the Servicer or any Obligor and neither the Servicer nor any Obligor shall have the right or ability to access, withdraw or transfer funds from the Collection Accounts. Nothing in this Section 10.2 shall constitute the consent by the Trustee to any distribution from the Collection Accounts not in compliance with the terms of this Indenture. In the event any Collections received are in the form of in-kind distributions that constitute marketable securities (as determined by the Servicer in its sole discretion), the Servicer shall use commercially reasonable efforts to dispose of such in-kind distributions in exchange for cash in a manner substantially consistent with any disposition of such in-kind distributions on behalf of investors in the applicable Investment Fund that are not Affiliates of Apollo, and remit the proceeds thereof net of the reasonable out-of-pocket expenses incurred by the Servicer or its Affiliates in connection therewith, it being understood that the Servicer and its Affiliates shall have no liability or responsibility in the event that it is unable to dispose of such in-kind distributions or the amount of cash received is less than the value of the applicable instrument or different from the value received by any other investor in the applicable Investment Fund.

Section 10.3    Notes Payment Account, Principal Reserve Account and Interest Reserve Account.
(a)    The Issuer has established at the Intermediary a segregated trust account, account number 233367006 designated as the “Notes Payment Account”, which shall be held by the Intermediary in accordance with an Account Agreement. The Notes Payment Account shall be a “securities account” (as defined in Section 8-501 of the UCC) and the Intermediary shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC). The Notes Payment Account shall be under the exclusive “control” (as defined in Article 9 of the UCC) of the Intermediary for the benefit of the Secured Parties. Any and all funds at any time in, or otherwise to the credit of, the Notes Payment Account shall be held by the Intermediary for the benefit of the Secured Parties. On each Payment Date, the funds transferred to the Notes Payment Account from the APH 1-3 Master Collection Account, the Principal Reserve Account and the Interest Reserve Account, as applicable, in accordance with the Priority of Payments shall be applied by the Trustee to make payments to the Noteholders, ratably, of the aggregate payments of principal and interest then due and owing in respect of the Notes on such Payment Date as set forth in the Payment Date Report. Amounts held in the Notes Payment Account will be invested in Eligible Investments in accordance with the written instructions of the Servicer (which may be in the form of standing instructions). At all times, the Notes Payment Account shall remain at an institution that satisfies the requirements of Section 10.1.

(b)    The Issuer has established at the Intermediary a segregated trust account, account number 233367005 designated as the “Principal Reserve Account”, which shall be held by the Intermediary in accordance with an Account Agreement. The Principal Reserve Account shall be a “securities account” (as defined in Section 8-501 of the UCC) and the Intermediary shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC). The Principal Reserve Account shall be under the exclusive “control” (as defined in Article 9 of the UCC) of the Intermediary for the benefit of the Secured Parties. Any and all funds at any time in, or otherwise to the credit of, the Principal Reserve Account shall be held by the Intermediary for the benefit of the Secured Parties. Amounts transferred to the Principal Reserve Account pursuant to Section 11.1(a)(6)(A)(I)(y)(ii) or 11.1(a)(6)(A)(II)(2) shall be deemed to be “Exclusion Event Amounts” and such Exclusion Event Amounts shall be segregated in the Principal Reserve Account. Amounts held in the Principal Reserve Account may be applied on any date to (i) except with respect to Exclusion Event Amounts, effect an Optional Redemption or (ii) to make distributions to APH Funding 1, LLC in accordance with the Lower Tier Transfer Agreements up to the Current Purchase Amount so long as no Event of Default has occurred and is continuing and no Rapid Amortization Event has occurred, irrespective of whether a Full Cash Trap Event, a Partial Cash Trap Event, an Exclusion Event, an Asset Coverage Event or a Rapid Amortization Asset Coverage Event has occurred and is continuing on such date. Upon the granting of an Exclusion Event Consent the Exclusion Event Amounts in respect of such Exclusion Event may be applied to make distributions to APH Funding 1, LLC. No later than five Business Days preceding each Payment Date other than the Stated Maturity, the amounts held in the Principal Reserve Account (other than, so long as an Exclusion Event shall have occurred and be continuing and the Exclusion Event Consent Date shall not have occurred, the Exclusion Event Amounts) shall be transferred into the APH 1-3 Master Collection Account by the Trustee at the written direction of the Servicer, on behalf of the Issuer, to be applied in accordance with the Priority of Payments. On the Business Day prior to the Stated Maturity, amounts held in the Principal Reserve Account shall be transferred into the Notes Payment Account by the Trustee at the written direction of the Servicer pursuant to the Payment Date Report, on behalf of the Issuer, to make up any shortfall on such date for payment of the Notes until Paid in Full and any funds in excess of such amounts shall be transferred into the APH 1-3 Master Collection Account by the Trustee for application in accordance with Section 11.1. Amounts held in the Principal Reserve Account will be invested in Eligible Investments in accordance with the written instructions of the Servicer (which may be in the form of standing instructions). At all times, the Principal Reserve Account shall remain at an institution that satisfies the requirements of Section 10.1.

(c)    The Issuer has established at the Intermediary a segregated trust account, account number 233367004 designated as the “Interest Reserve Account”, which shall be held by the Intermediary in accordance with an Account Agreement. The Interest Reserve Account shall be a “securities account” (as defined in Section 8-501 of the UCC) and the Intermediary shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC). The Interest Reserve Account shall be under the exclusive “control” (as defined in Article 9 of the UCC) of the Intermediary for the benefit of the Secured Parties. The Issuer shall cause to be transferred the Initial Interest Reserve Amount and any Additional Notes Interest Reserve Amount as required pursuant to Sections 3.1(c) and 2.9(f) to the Interest Reserve Account. Any and all funds at any time held in, or otherwise to the credit of, the Interest Reserve Account shall be held by the Intermediary for the benefit of the Secured Parties. On each Interest Payment Date, the amounts held in the Interest Reserve Account shall be transferred into the Notes Payment Account by the Trustee at the written direction of the Servicer, on behalf of the Issuer, to make up any shortfall on such date in the funds available in the APH 1-3 Master Collection Account in accordance with the Priority of Payments to pay amounts required under Section 11.1(a)(4) as set forth in the Payment Date Report. Amounts held in the Interest Reserve Account will be invested in Eligible Investments in accordance with the written instructions of the Servicer (which may be in the form of standing instructions). On the Business Day prior to the Stated Maturity, amounts held in the Interest Reserve Account shall be transferred into the Notes Payment Account by the Trustee at the written direction of the Servicer, on behalf of the Issuer, to make up any shortfall on such date for payment of the Notes until Paid in Full and any funds in excess of such amounts shall be transferred into the APH 1-3 Master Collection Account for application in accordance with Section 11.1. At all times, the Interest Reserve Account shall remain at an institution that satisfies the requirements of Section 10.1.

Section 10.4    Accountings.

If the Trustee shall not have received any accounting provided for in this Section 10.4 on the first Business Day after the date on which such accounting is due to the Trustee, the Issuer shall cause such accounting to be made by the applicable Interest Payment Date, as the case may be.

(a)    Intraperiod Reports. On each Business Day on which an Intraperiod Distribution is to be made, the Servicer on behalf of the Obligors shall compile, or cause to be compiled, a report (the “Intraperiod Report”) and then provide or make available such Intraperiod Report by electronic mail to the Trustee and the Noteholders, provided that an Intraperiod Report may be provided to any such party by posting such Intraperiod Report on the Trustee’s website and providing access thereto to such parties. Each Intraperiod Report shall be in the form of and contain the information set forth on Exhibit B-1 hereto, determined as of the close of business on the immediately preceding Business Day.

(b)    Payment Date Reports. Commencing with the first Payment Date following the Closing Date, not later than five Business Days preceding each Payment Date, the Servicer on behalf of the Issuer shall compile, or cause to be compiled, a report (the “Payment Date Report”) and the Servicer shall then provide or make available such Payment Date Report by electronic mail to the Trustee and the Noteholders, provided that a Payment Date Report may be provided to any such party by posting such Payment Date Report on the Trustee’s website and providing access thereto to such parties. Each Payment Date Report shall be in the form of and contain the information set forth on Exhibit B-2 hereto, determined as of the close of business on the immediately preceding Business Day.

(c)    Distribution of Reports and Other Information. The Trustee will make the Intraperiod Reports and the Payment Date Reports available via its internet website. To the extent that a Noteholder elects to receive email notifications upon registration with such website, a notification email shall be sent to such Noteholders upon the posting of any such information to the Trustee’s website. The Trustee’s internet website shall initially be https://pivot.usbank.com, and assistance in using the website can be obtained by calling the Trustee’s customer service desk at 800-934-6802. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Trustee’s internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Intraperiod Reports and Payment Date Reports which the Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion. Any other reports, notices or other information delivered to it as Trustee hereunder or under any Transaction Document (including the Support Letter) may be posted to such website and shall be delivered to each Noteholder in accordance with Section 13.4 hereof.

ARTICLE XI.

APPLICATION OF MONIES
Section 11.1    Disbursements of Monies.
On each Payment Date, the Servicer on behalf of the Issuer shall direct the Intermediary to disburse funds from the APH 1-3 Master Collection Account (it being understood that only cash shall be applied pursuant to this Section 11.1), in accordance with the following priorities (collectively, the “Priority of Payments”) as set forth on the Payment Date Report:

(a)    On each Interest Payment Date and the Stated Maturity, the Servicer shall cause such amounts held in the APH 1-3 Master Collection Account to be applied as follows:

(1)    to the payment of taxes of the Obligors, if any, and any governmental fees;

(2)    ratably, to the payment of (i) the Trustee Fee and (ii) accrued and unpaid Administrative Expenses as of such Interest Payment Date, provided that total payments pursuant to this subclause (2)(ii) with respect to (A) any Person other than the Trustee shall not exceed the amount set forth in clause (a) of the definition of Administrative Expense Cap and (B) the Trustee shall not exceed the amount set forth in clause (b) of the definition of Administrative Expense Cap unless an Event of Default has occurred and is continuing;

(3)    to the payment to the Servicer of the current Servicing Fee in accordance with the terms of the Servicing Agreement, to the extent not waived by the Servicer;

(4)    to the Notes Payment Account for payment of accrued and unpaid interest (excluding any Additional Interest) on the Notes;

(5)    to transfer to the Interest Reserve Account, the amount necessary to cause the aggregate amount held therein to equal the Interest Reserve Amount at such time;

(6) (A)     if none of an Event of Default, a Rapid Amortization Event or a Full Cash Trap Event has occurred and is continuing; first, to the payment of any accrued and unpaid Administrative Expenses to the extent not paid pursuant to subclause (2) above, second,

(I) if no Partial Cash Trap Event has occurred and is continuing, to the Issuer to make a distribution to APH Funding 1, LLC, provided that if and to the extent a Rapid Amortization Asset Coverage Event has occurred and is continuing, then (x) first, [***]% of available amounts to be applied under this clause (I) shall be applied to the Notes Payment Account for the payment of the principal of the Notes until such time as the Notes are Paid in Full (excluding Additional Interest) or the Rapid Amortization Asset Coverage Event is cured, and (y) second, the balance of available amounts shall be paid to the Issuer for distribution to APH Funding 1, LLC or in repayment of Subordinated Obligations, provided, further that if either (i) an Asset Coverage Event has occurred on the applicable Determination Date or would occur after giving effect to such distributions or (ii) an Exclusion Event has occurred and is continuing, the amount to be applied to APH Funding 1, LLC under this clause (I) shall not exceed the Current Purchase Amount and any additional amounts remaining in the Notes Payment Account after such application shall be credited to the Principal Reserve Account, or

(II) if a Partial Cash Trap Event has occurred and is continuing, then (x) [***]% of available amounts first, to the credit of the Principal Reserve Account (or, at the election of the Servicer, to the Notes Payment Account for payment of the principal of the Notes) until Paid in Full, and second, to the Issuer for distribution to APH Funding 1, LLC or in repayment of Subordinated Obligations, and (y) [***]% of available amounts to the Issuer for distribution to APH Funding 1, LLC or in repayment of Subordinated Obligations, provided that if and to the extent the Rapid Amortization Asset Coverage Event has occurred and is continuing, then (i) first, [***]% of available amounts to be applied under this clause (II)(y) to the Notes Payment Account for the payment of the principal of the Notes until such time as the Notes are Paid in Full (excluding Additional Interest) or the Rapid Amortization Asset Coverage Event is cured and (ii) second, the balance of available amounts shall be paid to the Issuer for distribution to APH Funding 1, LLC or in repayment of Subordinated Obligations, provided, further that if either (1) an Asset Coverage Event has occurred on the applicable Determination Date or would occur after giving effect to such distributions or (2) an Exclusion Event has occurred and is continuing, the amount to be applied under this clause (II)(y) (after giving effect to clause (i) of the first proviso above) shall not exceed the Current Purchase Amount and any additional amounts remaining in the Notes Payment Account after such application shall be credited to the Principal Reserve Account; or

(B)    if both no Event of Default has occurred and is continuing and no Rapid Amortization Event has occurred and is continuing but the Full Cash Trap Event solely under clause (I) of the definition thereof has occurred and is continuing, then first, to the credit of the Principal Reserve Account (or, at the election of the Servicer, to the Notes Payment Account for payment of the principal of the Notes) until Paid in Full (excluding Additional Interest), second, to the payment of any accrued and unpaid Administrative Expenses to the extent not paid pursuant to subclause (2) above, third, to the Notes Payment Account for payment of the Secured Obligations until Paid in Full, and fourth, to the Issuer for distribution to APH Funding 1, LLC or in repayment of Subordinated Obligations; or

(C)     if either an Event of Default has occurred and is continuing or any Rapid Amortization Event has occurred and is continuing, then first, to the Notes Payment Account for payment of the principal of the Notes until Paid in Full (excluding Additional Interest), second, to the Notes Payment Account for payment of accrued and unpaid Additional Interest, third, to the payment of any accrued and unpaid Administrative Expenses to the extent not paid pursuant to subclause (2) above, fourth, to the Notes Payment Account for payment of the Secured Obligations until Paid in Full, and fifth, to the Issuer for distribution to APH Funding 1, LLC or in repayment of Subordinated Obligations; or

(D)    if both no Event of Default has occurred and is continuing and no Rapid Amortization Event has occurred but the Full Cash Trap Event under clause (II) of the definition thereof has occurred, then first, to the Notes Payment Account for payment of the principal of the Notes until Paid in Full (excluding Additional Interest), second, to the Notes Payment Account for payment ratably of accrued and unpaid Additional Interest due on the Notes, third, to the payment of any accrued and unpaid Administrative Expenses to the extent not paid pursuant to subclause (2) above, fourth, to the Notes Payment Account for payment of the Secured Obligations until Paid in Full, and fifth, to the Issuer for distribution to APH Funding 1, LLC or in repayment of Subordinated Obligations.

(b)    On each Redemption Date, pursuant to the procedures described in Article IX, such amounts shall be applied as follows:

(1)    to the payment of the amount referred to in Sections 11.1(a)(1), 11.1(a)(2) and 11.1(a)(3), in such order of priority;

(2)    to the payment of any accrued and unpaid Administrative Expenses to the extent not paid pursuant to subclause (1) above; and

(3)    to the Notes Payment Account for payment of all or a portion of the Notes then Outstanding, as applicable, at the Redemption Price, together with Make-Whole Amount, if any.

If on any Interest Payment Date the amount available in the APH 1-3 Master Collection Account from amounts received in the related Collection Period is insufficient to make the full amount of the disbursements required by the statements furnished by the Issuer pursuant to Section 10.4(b), the Servicer shall instruct the Intermediary to make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above to the extent funds are available therefor.

Section 11.2    Intraperiod Distributions.
If none of a Partial Cash Trap Event, Full Cash Trap Event, Rapid Amortization Event or Rapid Amortization Asset Coverage Event occurred and was continuing on the prior Interest Payment Date and at such time no Event of Default has occurred and is continuing, the Servicer on behalf of the Issuer may instruct the Intermediary in writing to release from the applicable Collection Account to the Funding Companies, as a distribution to the Funding Companies, an amount equal to the excess of (i) the cash proceeds of Collateral received into the Collection Accounts during the current Collection Period (less any prior Intraperiod Distributions for such Collection Period) over (ii) the then accrued amounts during such Collection Period (other than in respect of any Servicing Fee for such period that has been waived) of amounts payable under clauses (1) through (4) of the Priority of Payments on the next Interest Payment Date, provided that if either (x) an Asset Coverage Event has occurred and is continuing on such date or would occur after giving effect to such distributions or (y) an Exclusion Event has occurred and is continuing on such date, such Intraperiod Distribution shall not exceed the Current Purchase Amount (any such payment an “Intraperiod Distribution”).

ARTICLE XII.

GUARANTEES
Section 12.1    Guaranty of the Secured Obligations. The Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Trustee, for the ratable benefit of the Trustee, the Holders of the Notes and the Bank in each of its other capacities under the Transaction Documents (collectively, the “Guaranteed Parties”) the due and punctual Payment in Full of the Secured Obligations when the same shall become due, whether at stated maturity, by required prepayment or redemption, declaration, acceleration, demand or otherwise (collectively, the “Guaranteed Obligations”).
Section 12.2    Payment by Guarantors. The Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Guaranteed Party may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Issuer to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment or redemption, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), the Guarantors will upon demand pay, or cause to be paid in cash to the Trustee an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Issuer’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Issuer for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to the Guaranteed Parties as aforesaid and the Trustee shall apply such payments in accordance with the priorities set forth in the Priority of Payments.
Section 12.3    Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than Payment in Full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a)    this guaranty is a guaranty of payment when due and not of collectability. This guaranty is a primary obligation of each Guarantor and not merely a contract of surety;
(b)    the Trustee may enforce this guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Issuer and any Guaranteed Party with respect to the existence of such Event of Default;
(c)    the obligations of each Guarantor hereunder are independent of the obligations of the Issuer and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Issuer, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Issuer or any of such other guarantors and whether or not the Issuer is joined in any such action or actions;
(d)    payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Trustee is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;
(e)    any Guaranteed Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Guaranteed Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Guaranteed Party may have against any such security, in each case as such Guaranteed Party in its discretion may determine consistent herewith, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Obligor or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Transaction Documents; and
(f)    this guaranty and the obligations of the Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than Payment in Full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Transaction Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Default) hereof, any of the other Transaction Documents or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Transaction Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Transaction Documents or any agreement or instrument executed pursuant thereto, or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Guaranteed Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Guaranteed Party’s consent to the change, reorganization or termination of the corporate structure or existence of the Obligors and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set‑offs or counterclaims which the Issuer may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
Section 12.4    Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of the Guaranteed Parties: (a) any right to require any Guaranteed Party, as a condition of payment or performance by such Guarantor, to (i) proceed against the Issuer, any other guarantor (including any other Guarantor) or any other Person, (ii) proceed against or exhaust any security held from the Issuer, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Collection Account, the Principal Reserve Account, the Interest Reserve Account or the Notes Payment Account or credit on the books of any Guaranteed Party in favor of any Obligor or any other Person, or (iv) pursue any other remedy in the power of any Guaranteed Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Issuer or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Issuer or any other Guarantor from any cause other than Payment in Full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Guaranteed Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set‑offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Guaranteed Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension, supplement to or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Issuer and notices of any of the matters referred to in Section 12.3 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
Section 12.5    Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations shall have been indefeasibly Paid in Full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Issuer or any other Guarantor or any of its assets in connection with this guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Issuer with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Guaranteed Party now has or may hereafter have against the Issuer, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Guaranteed Party. In addition, until the Guaranteed Obligations shall have been Paid in Full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Issuer or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor (including any other Guarantor), shall be junior and subordinate to any rights any Guaranteed Party may have against the Issuer, to all right, title and interest any Guaranteed Party may have in any such collateral or security, and to any right any Guaranteed Party may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been Paid in Full, such amount shall be held in trust for the Trustee on behalf of the Guaranteed Parties and shall forthwith be paid over to the Trustee for the benefit of the Guaranteed Parties to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
Section 12.6    Subordination of Other Obligations. Any indebtedness of the Issuer or any Guarantor now or hereafter held by any Guarantor shall be subject to the subordination terms set forth in Appendix 2.

Section 12.7    Continuing Guaranty. This guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been Paid in Full. Each Guarantor hereby irrevocably waives any right to revoke this guaranty as to future transactions giving rise to any Guaranteed Obligations.
Section 12.8    Bankruptcy, Etc.
(a)    So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior consent of the Trustee acting pursuant to the instructions of a Majority of the Noteholders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Issuer or any other Guarantor. The obligations of any Guarantor hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Issuer or any other Guarantor or by any defense which the Issuer or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)    Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of the Guarantors and the Guaranteed Parties that the Guaranteed Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Issuer of any portion of such Guaranteed Obligations. The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Trustee, or allow the claim of the Trustee in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
(c)    In the event that all or any portion of the Guaranteed Obligations are paid by the Issuer, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Guaranteed Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
Section 12.9.    General Limitation on Guaranteed Obligations. In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 12.1 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 12.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Guaranteed Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under this Section 12.9 without impairing the guarantee contained in this Article 12 or affecting the rights and remedies of any Guaranteed Parties hereunder.

ARTICLE XIII

MISCELLANEOUS
Section 13.1    Form of Documents Delivered to Trustee.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate of an Authorized Officer of the Obligors or the Servicer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Obligors or the Servicer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, the Obligors, the Servicer or any other Person, stating that the information with respect to such factual matters is in the possession of the Obligors, the Servicer or such other Person, unless such Authorized Officer of the Obligors or the Servicer or such counsel knows that the certificate or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Authorized Officer of the Obligors or the Servicer, stating that the information with respect to such matters is in the possession of the Obligors or the Servicer, unless such counsel knows that the certificate or representations with respect to such matters are erroneous. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument. Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Obligors, then notwithstanding that the satisfaction of such condition is a condition precedent to the Obligors’ rights to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

Section 13.2    Acts of the Noteholders.
Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Obligors. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Obligor, if made in the manner provided in this Section 13.2. The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient. The principal amount, notional amount and registered numbers of the Notes held by any Person, and the date of such Person holding the same, shall be proved by the Register. Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of such Note and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, or the Obligors in reliance thereon, whether or not notation of such action is made upon such Note.

Section 13.3    Notices.
Except as otherwise expressly provided herein, any request, demand, authorization, direction, instruction, notice, consent, waiver or Act of the Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with any of the parties indicated below shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by first class mail, hand delivered, sent by overnight courier service guaranteeing next day delivery, by telecopy or by e-mail in legible form at the addresses set forth on Schedule A.

Section 13.4    Notices to Noteholders; Waiver.
Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of the Notes of any event, (a) such notice shall be sufficiently given to Holders of the Notes if in writing and (i) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (ii) by registered or certified mail with return receipt requested (postage prepaid), (iii) by a nationally or internationally recognized overnight delivery service (charges prepaid) or (iv) by e-mail if such e-mail is received by the intended recipient thereof; and (b) sent to (i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address or e-mail address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Obligors and the Trustee in writing and (ii) if to any other Holder of any Note, to such Holder at such address or e-mail address as such other Holder shall have specified to the Obligors and Trustee in writing. Such notices will be deemed to have been given when received. The Trustee will deliver to the Holders of the Notes any notice requested to be so delivered by such Holder (at the expense of Obligors), provided that the Trustee may decline to deliver any such notice that it reasonably determines is contrary to any terms of this Indenture or any duty or obligation it may have, or that may expose it to liability or that may be contrary to law. Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 13.5    Effect of Headings and Table of Contents.
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 13.6    Successors and Assigns.
All covenants and agreements in this Indenture by an Obligor shall bind its successors and assigns, whether so expressed or not.

Section 13.7    Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.8    Benefits of Indenture.
Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person other than the parties hereto and the Noteholders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.9    Governing Law.
This Indenture and each Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 13.10    Submission to Jurisdiction; Service of Process.
Each Obligor and the Trustee irrevocably submits to the exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Indenture or the Notes. To the fullest extent permitted by applicable law, each Obligor and the Trustee irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each Obligor and the Trustee agree, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in this Section 13.10 brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment. Each Obligor consents to process being served by or on behalf of any Holder of Notes in any suit, action or proceeding of the nature referred to in this Section 13.10 by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Schedule A. Each Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service. Nothing in this Section 13.10 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any Note may have to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS INDENTURE, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 13.11    Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 13.12    Confidential Information.
For the purposes of this Section 13.12, “Confidential Information” means information delivered to any Noteholder by or on behalf of an Obligor (or by the Trustee) prior to the Closing Date or from time to time after the Closing Date in connection with the transactions contemplated by or otherwise pursuant to this Indenture that either (i) constitutes Financial and Other Information or (ii) is otherwise proprietary in nature and clearly marked or labeled or otherwise adequately identified when received by such Noteholder as being confidential information of any Obligor or its Affiliates, provided that such term does not include information that (a) was publicly known or otherwise known to such Noteholder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Noteholder or any Person acting on such Noteholder’s behalf or (c) otherwise becomes known to such Noteholder other than through disclosure by an Obligor. Each Noteholder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Noteholder in good faith to protect confidential information of third parties delivered to such Noteholder, provided that such Noteholder may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes and such Persons are subject to a duty to hold confidential the Confidential Information substantially in accordance with this Section 13.12), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 13.12, (iii) any other Holder of any Note, (iv) any Person from which it offers to purchase any Security of an Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 13.12), (v) any Eligible Transferee (and its investment adviser) to which it sells or offers to sell such Notes or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 13.12), (vi) any federal or state regulatory authority having jurisdiction over such Noteholder, (vii) the National Association of Insurance Commissioners or the Securities Valuation Office of the National Association of Insurance Commissioners or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Noteholder’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Noteholder is a party or (z) if any Event of Default has occurred and is continuing, to the extent such Noteholder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Noteholder’s Notes or this Indenture. Notwithstanding anything to the contrary contained herein, no Confidential Information may be disclosed to any Disqualified Purchaser. Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 13.12 as though it were a party to this Indenture. On reasonable request by an Obligor in connection with the delivery to any Noteholder of information required to be delivered to such Noteholder under this Indenture or requested by such Noteholder (other than a Noteholder that is a party to this Indenture or its nominee), such Noteholder will enter into an agreement with such Obligor embodying this Section 13.12.
In the event that as a condition to receiving access to information relating to an Obligor in connection with the transactions contemplated by or otherwise pursuant to this Indenture, any Noteholder is required to agree to a confidentiality undertaking (whether through Intralinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 13.12, this Section 13.12 shall not be amended thereby and, as between such Noteholder and the Obligors, this Section 13.12 shall supersede any such other confidentiality undertaking.
No Noteholder may (and shall not permit any of its Affiliates to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Indenture and the Transaction Documents without the prior written consent of the Issuer.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, we have set our hands as of the date first written above.

APH FINANCE 1, LLC as Issuer

By: APH FUNDING 1, LLC, its sole member

By:    /s/ Martin B. Kelly_________________
Name: Martin B. Kelly
Title: Vice President

APH FINANCE 2, LLC, as Guarantor

By:     APH FUNDING 2, LLC, its sole member

By:    /s/ Martin B. Kelly_________________
Name: Martin B. Kelly
Title: Vice President

APH FINANCE 3, LLC, as Guarantor

By:     APH FUNDING 3, LLC, its sole member

By:    /s/ Martin B. Kelly_________________
Name: Martin B. Kelly
Title: Vice President

[Indenture]

U.S. Bank National Association, as Trustee

By:    /s/ Kevin Blanchard______________________
Name: Kevin Blanchard
Title: Assistant Vice President

[Indenture]

Schedule A
Notice Information

If to the Trustee:    U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3D
St. Paul, Minnesota 55107,
Attn: GSF – APH Finance 1 LLC
Telephone No.: (651) 466-5045
Email Address: toby.robillard@usbank.com

If to any Obligor:	c/o Apollo Global Management, LLC
9 West 57th Street, 43rd Floor
New York, New York 10019
Attn: Martin Kelly
Telephone No.: [***]
Email Address: [***]

with copy to:

c/o Apollo Global Management, LLC
9 West 57th Street, 43rd Floor
New York, New York 10019
Attn: John Suydam
Telephone No.: [***]
Email Address: [***]

c/o Apollo Global Management, LLC
9 West 57th Street, 43rd Floor
New York, New York 10019
Attn: Robert Azerad
Telephone No.: [***]
Email Address: [***]

Schedule B

Part A – Permitted Transferees

[***]

Part B – Disqualified Purchasers

[***]

Exhibit A

[FORM OF NOTE]

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE ISSUER HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”). THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT TO A U.S. OR CANADIAN PERSON THAT (I) IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, (II) IS A QUALIFIED PURCHASER AS DEFINED IN THE 1940 ACT AND REGULATIONS THEREUNDER AND (III) IS AN ELIGIBLE TRANSFEREE, EACH AS DEFINED IN THE INDENTURE REFERRED TO BELOW AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS. THIS NOTE IS SUBJECT TO MANDATORY SALE BY ANY HOLDER TO WHOM THIS NOTE MAY BE TRANSFERRED IN VIOLATION OF THE FOREGOING RESTRICTIONS.
APH FINANCE 1, LLC
4.77% SERIES A SENIOR SECURED GUARANTEED NOTE DUE 2039
No. [_____]    June 10, 2019
$[_______]    PPN[______________]

FOR VALUE RECEIVED, the undersigned, APH FINANCE 1, LLC a limited liability company organized and existing under the laws of the State of Delaware (the “Issuer”), hereby promise to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on July 7, 2039, with interest (computed on the basis of a 360-day year of twelve 30‑day months), after as well as before judgment, at a rate per annum equal to (a) 4.77% plus (b) after the Reinvestment Period, 5.0% (such additional 5.0% interest accruing after the Reinvestment Period, the “Additional Interest”). During the continuance of an Event of Default (or as otherwise set forth in the Indenture), the unpaid principal amount of this Note and overdue interest (excluding Additional Interest) and any Make-Whole Amount shall bear interest at a rate per annum equal to the Default Rate.
Payments of principal of, Make-Whole Amount, if any, and interest on this Note are to be made by wire transfer in lawful money of the United States of America at the Corporate Trust Office of U.S. Bank National Association or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Indenture referred to below.

This Note is one of a Series of senior secured guaranteed notes (herein called the “Notes”) issued pursuant to the Indenture, dated June 10, 2019 (as from time to time amended, the “Indenture”), among the Issuer, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”) to which the Indenture and all instruments supplemental thereto reference is hereby made for a description of the property thereby pledged, the nature and extent of the security, the rights and benefits to which the registered holder hereof shall be entitled and the terms and conditions upon which the Notes are and are to be authenticated and delivered.

Reference is made to the Note Purchase Agreement, dated as of June 10, 2019 (the “Note Purchase Agreement”), among the Issuer, the Guarantors and the respective Purchasers named therein and who are entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 13 of the Note Purchase Agreement, (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement, (iii) represented that it is both (x) a Qualified Institutional Buyer and (y) a Qualified Purchaser and (iv) represented that it is an Eligible Transferee and that it is not a Disqualified Purchaser. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement or the Indenture.
This Note is a Registered Note and, as provided in the Indenture, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the Registered holder hereof or such holder’s attorney duly authorized in writing, subject to the provisions of the Indenture regarding denominations of the Notes, one or more new Notes for a like aggregate principal amount will be issued to, and Registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuer and the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer and the Trustee will not be affected by any notice to the contrary.
This Note is subject to Optional Redemption, in whole or from time to time in part, at the times and on the terms specified in the Indenture, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Indenture.
This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

To the extent the terms of this Note are inconsistent with the terms of any other Transaction Documents, the terms of such Transaction Documents shall control.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

APH FINANCE 1, LLC as Issuer

By:	APH FUNDING 1, LLC, its sole member

By:    _____________________________
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. Bank National Association,
not in its individual capacity, but solely as Trustee

By:
Authorized Signatory

Dated:

Exhibit B-1

Form of Intraperiod Report

A. Starting Information
1. Date of Immediately Preceding Determination Date
2. Expected Intraperiod Distribution Date
3. Preceding Interest Payment Date
4. Next Scheduled Interest Payment Date
   5. Event of Default in effect or Partial Cash Trap Event, Full Cash Trap Event, Rapid Amortization Event or Rapid Amortization Asset Coverage Event on Preceding Interest Payment Date? Y/N (Stop if Yes)

6. Balance of APH 1 Collection Account	Based on balance at COB of [prior] Business Day
7. Balance of APH 2 Collection Account	Based on balance at COB of [prior] Business Day
8. Balance of APH 3 Collection Account	Based on balance at COB of [prior] Business Day
9. Interest Reserve Account Balance
10. Principal Reserve Account Balance
11. Prior Intraperiod Payments of Senior Fees during current Collection Period (if any)
12. Prior Intraperiod Distributions during current Collection Period (if any)
13. Collections received during Collection Period
14. Unfunded Commitments to be funded within five BD as of Date of Report (if applicable)

B. Debt to Asset Ratio
1. Aggregate Outstanding Amount of the Notes
2. Amount of dollars and Eligible Investments held in the Accounts
3. Fair value of other Collateral:
3.1. Most recent value per two most recent financial statements

3.2. New Participations acquired during period (at par of funded Covered Distribution Interest)
3.3. Other subsequent period adjustment (if any)
4. Beginning Debt to Asset Ratio
5. Asset Coverage Event?

C. Available Funds for Distribution
1. Collections received minus Intraperiod Distributions previously made
1.1. (A.6 plus A.7 plus A.8) for the current Collection Period
1.2. (A. 12) for the current Collection Period
2. Senior payments accrued to date during current Collection Period (30/360 basis) 2.1 Taxes 2.2 Governmental Fees 2.3 Total
3. Fees/Expenses accrued to date during current Collection Period (30/360 basis) 3.1 Trustee Fee 3.2 Other Administrative Expenses (up to cap) 3.3 Total
4. Servicing Fee accrued to date during current Collection Period (30/360 basis)
5 Interest accrued to date during current Collection Period (30/360 basis)
6. Available Cash (C.1 minus (C.2 plus C.3 plus C.4 plus C.5))

Exhibit B-2

Form of Payment Date Report

Date of Current Interest Payment Date
Date of Preceding Interest Payment Date

A. Account Balances
1. Starting Balance of Interest Reserve Account
2. Starting Interest Reserve Amount
3. Starting Balance of Principal Reserve Account
4. Starting Balance of Master Collection Account
5. Cash Collections received during Collection Period
6. Current period equity cure payments (if any)
7. Event of Default in effect?
8. Unfunded Commitments to be funded within five BD of Date of Report (if applicable)

B. Debt to Asset Ratio
1. Aggregate Outstanding Amount of the Notes
2. Amount of Eligible Investments held in the Accounts
3. Fair value of other Collateral:
3.1. Average fair value per the two most recent financial statements
3.2. New Participations acquired during period (at par of funded Covered Distribution Interest)
3.3. Other subsequent period adjustments (if any)
4. Beginning Debt to Asset Ratio
5. Asset Coverage Event?
6. Rapid Amortization Asset Coverage Event?
7. Accrued unpaid interest (excluding any Additional Interest) on the Notes from and including prior Interest Payment Date, to but excluding current Interest Payment Date (30/360 basis)
8. Accrued and unpaid Additional Interest (if applicable) on the Notes from and including prior Interest Payment Date, to but excluding current Interest Payment Date (30/360 basis)

   9. Confirm whether Schedule A to any Lower Tier Transfer and Contribution Agreement was updated during the Collection Period and if so attach updated Schedule A
   10. Aggregate unfunded commitments at each of APH Funding 1, LLC, APH Funding 2, LLC and APH Funding 3, LLC

C. Debt Service Coverage Ratio
1. Cash Collections received
1.1. (A-5 plus A-6) for the present Collection Period
1.2. (A-5 plus A-6) for the preceding three Collection Periods
2. Senior Fees to be paid on such Interest Payment Date
3. Senior Fees paid on prior three Interest Payment Dates
4. Aggregate amount to be paid on such Interest Payment Date under D.4 (plus any F.4)
5. Aggregate amount paid under D.4 (plus any F.4) on prior three Interest Payment Dates
6. Debt Service Coverage Ratio
7. Partial Cash Trap Event?
8. Full Cash Trap Event?

D. Waterfall Payments – Disbursements from Master Collection Account on Interest Payment Date
1. Senior Payments
1.1. Taxes
1.2. Governmental fees
1.3. Total
2. Fees/Expenses
2.1. Trustee Fee
2.2. Other Administrative Expenses (up to cap)
2.3. Total
3. Servicing Fee (zero if waived)
4. To the Notes Payment Account for accrued and unpaid interest (excluding any Additional Interest) on Notes
5. To Interest Reserve Account
6. Distributions to APH Funding I, LLC
6.1 If no Event of Default, no Rapid Amortization Event and no Full Cash Trap Event:
6.1.1. Uncapped Administrative Expenses

6.1.2. If no Partial Cash Trap Event:
6.1.2.1. If Rapid Amortization Asset Coverage Event:
6.1.2.1.1. [***]% of available amounts to the Notes Payment Account for payment of principal of the Notes until the Notes are Paid in Full (excluding Additional Interest) or no Rapid Amortization Asset Coverage Event is continuing

6.1.2.1.2. If no Asset Coverage Event at G.7 and no Exclusion Event, remaining amounts to the Issuer for distribution to APH Funding I, LLC or payment of Subordinated Obligations
6.1.2.1.3. If Asset Coverage Event at G.7 or if Exclusion Event, to the Issuer for distribution to APH Funding I, LLC to fund unfunded commitments within 5 BD with the amounts remaining to the Notes Payment Account to be credited to the Principal Reserve Account

6.1.2.2. If no Rapid Amortization Asset Coverage Event:
6.1.2.2.1. If no Asset Coverage Event at G.7 and no Exclusion Event, available amounts to the Issuer for distribution to APH Funding I, LLC or payment of Subordinated Obligations
6.1.2.2.2. If Asset Coverage Event at G.7 or Exclusion Event, to the Issuer for distribution to APH Funding I, LLC to fund unfunded commitments within 5 BD with the amounts remaining to the Notes Payment Account to be credited to the Principal Reserve Account

6.1.3. If Partial Cash Trap Event:
6.1.3.1. [***]% of available amounts to credit to Principal Reserve Account or to the Notes Payment Account for payment of the principal of the Notes
6.1.3.1.1. If Rapid Amortization Asset Coverage Event:
6.1.3.1.1.1. [***]% of remaining amounts after 6.1.3.1. to the Notes Payment Account for payment of principal of the Notes until the Notes are Paid in Full (excluding Additional Interest) or no Rapid Amortization Asset Coverage Event is continuing

6.1.3.1.1.2. If no Asset Coverage Event at G.7 and no Exclusion Event, remaining amounts to the Issuer for distribution to APH Funding I, LLC or payment of Subordinated Obligations
6.1.3.1.1.3. If Asset Coverage Event at G.7 or Exclusion Event, to the Issuer for distribution to APH Funding I, LLC to fund unfunded commitments within 5 BD with the amounts remaining to the Notes Payment Account to be credited to the Principal Reserve Account

6.1.3.1.2. If no Rapid Amortization Asset Coverage Event:
6.1.3.1.2.1. If no Asset Coverage Event at G.7 and no Exclusion Event, remaining amounts to the Issuer for distribution to APH Funding I, LLC or payment of Subordinated Obligations
6.1.3.1.2.2. If Asset Coverage Event at G.7 or Exclusion Event, to the Issuer for distribution to APH Funding I, LLC to fund unfunded commitments within 5 BD with the amounts remaining to the Notes Payment Account to be credited to the Principal Reserve Account

6.2. If no Event of Default, no Rapid Amortization Event but Full Cash Trap Event prior to end of Reinvestment Period:
6.2.1. Credit to Principal Reserve Account or to the Notes Payment Account for payment of the principal of the Notes until Paid in Full (excluding Additional Interest)
6.2.2. Uncapped Administrative Expenses
6.3.3. To the Notes Payment Account for payment of the Secured Obligations until Paid in Full
6.3.3. To the Issuer for distribution to APH Funding 1, LLC or payment of Subordinated Obligations

6.3 If Event of Default or Rapid Amortization Event:
6.3.1. To the Notes Payment Account for payment of the principal of the Notes until Paid in Full (excluding Additional Interest)
6.3.2. To the Notes Payment Account for payment of accrued and unpaid Additional Interest
6.3.3. Uncapped Administrative Expenses
6.3.4. To the Notes Payment Account for payment of the Secured Obligations until Paid in Full
6.3.5. To the Issuer for distribution to APH Funding 1, LLC or payment of Subordinated Obligations

6.2. If no Event of Default, no Rapid Amortization Event but Full Cash Trap Event after the Reinvestment Period:
6.2.1. To the Notes Payment Account for payment of the principal of the Notes until Paid in Full (excluding Additional Interest)
6.2.2. To the Notes Payment Account for payment of accrued and unpaid Additional Interest
6.2.3. Uncapped Administrative Expenses
6.3.4. To the Notes Payment Account for payment of the Secured Obligations until Paid in Full
6.3.5. To the Issuer for distribution to APH Funding 1, LLC or payment of Subordinated Obligations

E. Waterfall Payments – Disbursements from Master Collection Account on Redemption Date
1. To the payment of the amount referred in in D-1, D-2 and D-3
2. Uncapped Administrative Expenses
3. To the Notes Payment Account for payment of all or a portion of the Notes then Outstanding, as applicable, at the Redemption Price, together with Make-Whole Amount, if any

F. Draws from/Credits to Reserve Accounts
1. Starting Balance of Interest Reserve Account
2. Starting Balance of Principal Reserve Account
3. Credit to Interest Reserve Account
4. Disbursement to the Notes Payment Account from Interest Reserve Account
5. Credit to Principal Reserve Account
6. Disbursement to the Notes Payment Account from Principal Reserve Account

G. Ending Balances
1. Ending Balance of Interest Reserve Account
2. Ending Balance of Principal Reserve Account
3. Ending Interest Reserve Amount
4. Aggregate Outstanding Amount of the Notes after Payments in D or E, as applicable, and F.
5. Amount of dollars and Eligible Investments held in the Accounts after Payments in D or E, as applicable, and F
6. Ending Debt to Asset Ratio
7. Asset Coverage Event?

Exhibit C

[Form of] Assumption Agreement

INSTRUMENT OF ASSUMPTION AND JOINDER dated as of [__], 20[__] (this “Assumption Agreement”) made by [Insert Name of New Guarantor], a [Insert State of Formation/Organization] [limited liability company] (the “Company”) in favor of the Trustee referred to in that certain Indenture dated as of June 10, 2019 (as may be amended, supplemented or otherwise modified from time to time, the “Indenture”) by and among APH Finance 1, LLC, a Delaware limited liability company, as issuer, the Guarantors referred to therein and U.S. Bank National Association, a national banking association, organized and existing under the laws of the United States of America, as trustee (together with its permitted successors and assigns in the trusts thereunder, the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture.
W I T N E S S E T H
The Company is a [Insert State of Organization] [limited liability company] and pursuant to Section 7.19 of the Indenture, the Company is required to execute this document to join the Indenture as a Guarantor.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby agrees as follows:
1.Assumption and Joinder.
(a)    The Company hereby expressly confirms that it has assumed, and hereby agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of (i) a Guarantor under the Indenture and Note Purchase Agreement and all the other Transaction Documents applicable to it as a Guarantor and (ii) a Finance Company under the Servicing Agreement, the Support Letter and all the other Transaction Documents applicable to it as a Finance Company. By virtue of the foregoing, the Company hereby accepts and assumes any liability of a Guarantor and a Finance Company related to each representation or warranty, covenant or obligation made by a Guarantor and a Finance Company in the Indenture or any other Transaction Document to which it is or becomes a party and hereby expressly affirms, as of the date hereof, each of such representations, warranties, covenants and obligations. Further, the Company hereby acknowledges that it has received executed copies (together with any amendments or modifications thereto) of the Indenture and each of the other Transaction Documents to which the Company is joining pursuant to this Assumption Agreement.
(b)    All references to the term “Guarantor” or “Finance Company” in the Indenture or any other Transaction Document, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company.
2.    Representations and Warranties. The Company hereby represents and warrants to the Trustee and each Noteholder as follows:
(a)    The Company has the requisite power and authority to enter into this Assumption Agreement and to perform its obligations hereunder and under the Indenture and the other Transaction

Documents to which it is a party. The execution, delivery and performance of this Assumption Agreement by the Company, the transactions contemplated hereby and the performance of its obligations hereunder and under the Indenture and the other Transaction Documents to which it is a party have been duly authorized by the [Sole Member] of the Company and no other proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Assumption Agreement, the transactions contemplated hereby or the performance of its obligations under the Indenture or any other Transaction Document to which it is a party. This Assumption Agreement has been duly executed and delivered by the Company. This Assumption Agreement, the Indenture and the other Transaction Documents to which it is a party, when executed, will each constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(b)    The representations and warranties set forth in Section 7 of the Indenture as they apply to the Company are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date) with the same effect as if made on and as of the date hereof.
3.    Further Assurances. At any time and from time to time, the Company will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Trustee reasonably deems necessary to effect the purposes of this Assumption Agreement.
4.    Binding Effect. This Assumption Agreement shall be binding upon the Company and shall inure to the benefit of the Trustee and the Noteholders and their respective successors and assigns.
5.    Delivery. Delivery of an executed signature page of this Assumption Agreement by facsimile or electronic transmission in any electronic format sent by electronic mail shall be effective as delivery of a manually executed counterpart of this Assumption Agreement. If the Company executes this Assumption Agreement by facsimile or by email, it shall also deliver a manually executed signature page to this Agreement, but failure to do so shall not affect the validity, enforceability or binding effect of this Assumption Agreement, and the Company hereby waives any right it may have to object to said treatment.
6.    GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered by its duly Authorized Officer as of the date first set forth above.

[NAME OF COMPANY]
By: ________________________________
Name:
Title:

Acknowledged and Accepted:

U.S. Bank National Association,
not in its individual capacity, but solely as Trustee

By:
Authorized Signatory

Dated:

Appendix 1

Form of Calculation Officer’s Certificate

___________, 20__
U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3D
St. Paul, Minnesota 55107
Attn: GSF – APH Finance 1 LLC
Telephone No.: (651) 466-5045
Email: toby.robillard@usbank.com
APH Finance 1, LLC
9 West 57th Street, 43rd Floor
New York, New York 10019

Re:	4.77% Series A Senior Secured Guaranteed Notes due 2039 APH Finance 1, LLC

Ladies and Gentlemen:
Reference is hereby made to the Indenture, dated as of June 10, 2019 (as amended and supplemented from time to time, the “Indenture”), between APH Finance 1, LLC (the “Company”), the guarantors from time to time parties thereto and U.S. Bank National Association., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This Certificate is being delivered in connection with the [Interest Payment Date / Additional Issuance] occurring on ____________ (the “Applicable Payment Date”).
Set forth in Annex A attached hereto is the Debt Service Coverage Ratio and a description of the calculation (including supporting documentation) for the period from ____________ to __________. We hereby certify that the calculation was made by an officer of the Company on a reasonable basis and in good faith.

Based on the Debt Service Coverage Ratio set forth in Annex A attached hereto:
this is a Full Cash Trap Event.	this is not a Full Cash Trap Event.
this is a Partial Cash Trap Event.	this is not a Partial Cash Trap Event.
this is a Rapid Amortization Event.	this is not a Rapid Amortization Event.
[If this is a Full Cash Trap Event, as indicated above: (i) the amount of interest payable on the Applicable Payment Date is _______________ and the amount of principal payable on the Applicable Payment Date is ________________.]

[If this is a Partial Cash Trap Event, as indicated above: (i) the amount of interest payable on the Applicable Payment Date is _______________ and the amount of principal payable on the Applicable Payment Date is ________________.]

[If this is a Rapid Amortization Event, as indicated above: (i) the amount of interest payable on the Applicable Payment Date is _______________ and the amount of principal payable on the Applicable Payment Date is ________________.]

Set forth in Annex B attached hereto is the Debt to Asset Ratio and a description of the calculation (including supporting documentation) for the period ____________ to __________. We hereby certify that the calculation was made by an officer of the Company on a reasonable basis and in good faith.

Based on the Debt to Asset Ratio set forth in Annex B attached hereto:
this is an Asset Coverage Event.	this is not an Asset Coverage Event.
this is a Rapid Amortization Asset Coverage Event.	this is not a Rapid Amortization Asset Coverage Event.
[If this is an Asset Coverage Event, as indicated above: (i) the amount of interest payable on the Applicable Payment Date is _______________ and the amount of principal payable on the Applicable Payment Date is ________________.]

[If this is a Rapid Amortization Asset Coverage Event, as indicated above: (i) the amount of interest payable on the Applicable Payment Date is _______________ and the amount of principal payable on the Applicable Payment Date is ________________.]

You are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,
APH FINANCE 1, LLC By: Name: Title:*

Annex A
FOR THE PERIOD FROM 20__ to 20__.

Debt Service Coverage Ratio: (I) / (II)=                                [__:__]

I.    The sum of (a) – (b) + (c) $[___,___,___]

a.    The aggregate amount of cash Collections received for four immediately preceding Collection Periods: $[___,___,___]

b.    The aggregate amount of Senior Fees to be paid on such Interest
Payment Date: $[___,___,___]
c.    The aggregate amount of Senior Fees paid on the three
immediately preceding Interest Payment Dates: $[___,___,___]

II.    The sum of (a)+(b): $[___,___,___]
a.    The aggregate amount to be paid under Section 11(a)(4) of the Indenture on such Interest Payment Date: $[___,___,___]
b.    The aggregate amount paid under Section 11.1(a)(4) of the Indenture on the three immediately preceding Interest Payment Dates: $[___,___,___]

Annex B
FOR THE PERIOD FROM 20__ to 20__.

Debt to Asset Ratio: (I) / (II) *100=                                 [___]%

I.    The Aggregate Outstanding Amount of the Notes: $[___,___,___]

II.    The sum of (a)+(b): $[___,___,___]
a.    The outstanding aggregate amount of Eligible Investments held in the Accounts: $[___,___,___]
b.    The average fair value of the other Collateral (i.e. excluding
Eligible Investments counted in (a)): $[___,___,___]

Appendix 2
Subordination Terms.
Notwithstanding anything herein to the contrary, the Obligors agree that any intercompany obligations owed by (i) the Issuer to any Guarantor pursuant to the terms of Section 10.2 or (ii) the Issuer or a Guarantor to any other Guarantor pursuant to the terms of Section 12.6 (collectively, the “Subordinated Obligations”), in each case, shall be subject to the following subordination terms:
(a)    The Subordinated Obligations are unsecured and subordinated, junior and subject in right of payment to the Secured Obligations such that the Secured Parties shall be entitled to be Paid in Full before the applicable Guarantor is entitled to receive any distribution on account of the Subordinated Obligations, and unless and until the Secured Obligations shall have been Paid in Full, (i) no distribution on account of the principal of, premium or interest on, or any other amount in respect of, the Subordinated Obligations shall be made by or on behalf of the Issuer and (ii) the applicable Guarantor shall not accept any such distribution or payment or take any enforcement action with respect to the Subordinated Obligations, except in each case to the extent funds are available to the Issuer for repayment of Subordinated Obligations in accordance with the Priority of Payments.
(b)     After an Event of Default, all payments or distributions upon or with respect to any Subordinated Obligation that are received by an Obligor shall be received in trust for the benefit of the Trustee on behalf of the Secured Parties, shall be segregated from other funds and property held by such Obligor and shall be forthwith turned over to the Trustee, in the same form received (with any necessary endorsement) to be applied (in the case of cash) to or held as Collateral (in the case of securities or other non-cash property) for the payment or prepayment of the Secured Obligations.
(c)    Until such time as the Secured Obligations have been Paid in Full the Trustee shall retain the sole and exclusive right to exercise the rights of a “secured party” in respect of the Collateral.